UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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ZIMMER HOLDINGS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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TABLE OF CONTENTS

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
YOUR VOTE IS IMPORTANT
PROXY STATEMENT
ANNUAL MEETING AND PROXY SOLICITATION INFORMATION
VOTING SECURITIES
PRINCIPAL STOCKHOLDERS
SECURITY OWNERSHIP OF DIRECTORS AND OFFICERS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
BOARD OF DIRECTORS
EXECUTIVE COMPENSATION
Proposal 1. Election of Director
Proposal 2. Approval of Amendment to the Zimmer Holdings, Inc. TeamShare Stock Option Plan
PLAN BENEFITS
Proposal 3. Ratification of Selection of Independent Auditor
Proposal 4. Consideration of Stockholder Proposal Relating to Auditor Independence
2006 PROXY PROPOSALS
INCORPORATION BY REFERENCE
CATEGORICAL STANDARDS OF DIRECTOR INDEPENDENCE
CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS OF ZIMMER HOLDINGS, INC.
TEAMSHARE STOCK OPTION PLAN

ZIMMER HOLDINGS, INC.

345 East Main Street
Warsaw, Indiana 46580

March 22, 2005

Dear Fellow Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders of Zimmer Holdings, Inc. at The New York Palace Hotel, 455 Madison Avenue, New York, New York on Monday, May 2, 2005, at 9:00 a.m.

     This booklet includes the Notice of Annual Meeting and the Proxy Statement. The Proxy Statement describes the business to be transacted at the meeting and provides other information about the company that you should know when you vote your shares.
     The principal items of business of the Annual Meeting will be the election of one director, approval of a proposed amendment to the Zimmer Holdings, Inc. TeamShare Stock Option Plan, ratification of the selection of the company’s independent auditor for 2005 and consideration of one stockholder proposal. We will also review the status of the company’s business.
     It is important that your shares be represented whether or not you attend the meeting. Registered stockholders can vote their shares via the Internet or by using a toll-free telephone number. Instructions for using these convenient services appear on the proxy card. You can also vote your shares by marking your votes on the proxy card, signing and dating it and mailing it promptly using the envelope provided.
     We have provided space on the proxy card for comments. We urge you to use it to let us know your feelings about the company or to bring a particular matter to our attention. If you hold your shares through an intermediary, please feel free to write directly to us.

J. Raymond Elliott
Chairman, President and Chief Executive Officer

Zimmer Holdings, Inc.
345 East Main Street
Warsaw, Indiana 46580

NOTICE OF ANNUAL MEETING
OF STOCKHOLDERS

     Notice is hereby given that the Annual Meeting of Stockholders will be held at The New York Palace Hotel, 455 Madison Avenue, New York, New York on Monday, May 2, 2005, at 9:00 a.m. for the following purposes as set forth in the accompanying Proxy Statement:

•	to elect one director;
•	to approve a proposed amendment to the Zimmer Holdings, Inc. TeamShare Stock Option Plan which increases from 3,000,000 to 13,000,000 the total number of shares of stock subject to issuance under the plan and extends the term of the plan to December 31, 2010;
•	to ratify the selection of PricewaterhouseCoopers LLP as the company’s independent auditor for 2005;
•	to consider and vote on one stockholder proposal; and
•	to transact such other business as may properly come before the meeting or any adjournments thereof.

     Holders of record of the company’s common stock at the close of business on March 15, 2005, will be entitled to vote at the meeting.

By Order of the Board of Directors

David C. Dvorak
Secretary

Dated: March 22, 2005

YOUR VOTE IS IMPORTANT

REGARDLESS OF THE NUMBER OF SHARES YOU OWN, YOUR VOTE IS IMPORTANT.

IF YOU DO NOT ATTEND THE ANNUAL MEETING TO VOTE IN PERSON, YOUR VOTE WILL NOT BE COUNTED UNLESS A PROXY REPRESENTING YOUR SHARES IS PRESENTED AT THE MEETING.

TO ENSURE THAT YOUR SHARES WILL BE VOTED AT THE MEETING, PLEASE VOTE IN ONE OF THESE WAYS:

(1)	GO TO THE WEBSITE SHOWN ON YOUR PROXY CARD AND VOTE VIA THE INTERNET;

OR

(2)	USE THE TELEPHONE NUMBER SHOWN ON YOUR PROXY CARD (THIS CALL IS TOLL-FREE IN THE UNITED STATES);

OR

(3)	MARK, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE POSTAGE-PAID ENVELOPE.

IF YOU DO ATTEND THE ANNUAL MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE BY BALLOT.

ZIMMER HOLDINGS, INC.	2005 PROXY STATEMENT

ZIMMER HOLDINGS, INC.

PROXY STATEMENT

ANNUAL MEETING AND PROXY SOLICITATION INFORMATION

     This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors for use at the Annual Meeting of Stockholders on May 2, 2005.

     This Proxy Statement is being sent to all stockholders of record as of the close of business on March 15, 2005 for delivery beginning March 22, 2005. Although the Annual Report and Proxy Statement are being mailed together, the Annual Report should not be deemed to be part of this Proxy Statement.

Stockholders Entitled to Vote

     Holders of record of the company’s $0.01 par value common stock at the close of business on March 15, 2005 will be entitled to vote at the 2005 Annual Meeting. Each share is entitled to one vote on each matter properly brought before the meeting. Proxies are solicited to give all stockholders who are entitled to vote on the matters that come before the meeting the opportunity to do so whether or not they attend the meeting in person.

Proxies and Voting

     If you are a registered stockholder, you can simplify your voting and save the company expense by voting via the Internet or calling the toll-free number listed on the proxy card. Internet and telephone voting information is provided on the proxy card. A control number, located on the lower right of the proxy card, is designated to verify a stockholder’s identity and allow the stockholder to vote the shares and confirm that the voting instructions have been recorded properly. If you vote via the Internet or by telephone, please do not return a signed proxy card.

     If you choose to vote by mail, mark your proxy card enclosed with the Proxy Statement, date and sign it, and mail it in the postage-paid envelope. The shares represented will be voted according to your directions. You can specify how you want your shares voted on each proposal by marking the appropriate boxes on the proxy card. Please review the voting instructions on the proxy card and read the entire text of the proposals and the positions of the Board of Directors in the Proxy Statement prior to marking your vote. If your proxy card is signed and returned without specifying a vote or an abstention on any proposal, it will be voted according to the recommendation of the Board of Directors on that proposal. That recommendation is shown for each proposal on the proxy card.
     If you are a beneficial stockholder, you must provide instructions on voting to your nominee holder.
     For the reasons set forth in more detail later in the Proxy Statement, the Board of Directors recommends a vote “FOR” the election of a director, “FOR” approval of the proposed amendment to the Zimmer Holdings, Inc. TeamShare Stock Option Plan, “FOR” ratification of the selection of the company’s independent auditor for 2005 and “AGAINST” the stockholder proposal.
     The Board of Directors of Zimmer Holdings, Inc. knows of no other matters that may be brought before the meeting. However, if any other matters are properly presented for action, it is the intention of the named proxies to vote on them according to their best judgment.
     A plurality of the votes cast at the meeting is required to elect a director. The affirmative vote of a majority of the shares of stock present in person or by proxy and entitled to vote on the matter is required for approval of all other proposals.
     In accordance with the laws of the State of Delaware and the company’s Restated Certificate of Incorporation and Restated By-Laws, as amended, (1) for the election of a director, which requires a plurality of the votes cast, only proxies and ballots indicating votes “FOR” or “WITHHELD” are counted to determine the total number of votes cast; broker non-votes are not

ZIMMER HOLDINGS, INC.	2005 PROXY STATEMENT

counted, and (2) for the adoption of all other proposals, which are decided by a majority of the shares of stock of the company present in person or by proxy and entitled to vote, only proxies and ballots indicating votes “FOR,” “AGAINST” or “ABSTAIN” on the proposals or providing the designated proxies with the right to vote in their judgment and discretion on the proposals are counted to determine the number of shares present and entitled to vote; broker non-votes are not counted.

     If you are a registered stockholder and wish to give your proxy to someone other than the individuals named on the proxy card, you may do so by crossing out the names appearing on the proxy card and inserting the name of another person. The signed card must be presented at the meeting by the person you have designated on the proxy card. You may revoke your proxy at any time before it is voted at the meeting by taking one of the following three actions: (1) by giving timely written notice of the revocation to the Secretary of the company; (2) by executing and delivering a proxy with a later date; or (3) by voting in person at the meeting.
     If you are a beneficial holder and wish to vote in person at the meeting, you must obtain from the record holder a proxy issued in your name.
     If you participate in the Zimmer Holdings, Inc. Employee Stock Purchase Plan, the Zimmer Holdings, Inc. Savings and Investment Program or the Zimmer Puerto Rico Savings and Investment Program, your plan trustee will vote the company shares credited to your plan account in accordance with your voting instructions. The trustee votes the shares on your behalf because you are the beneficial owner, not the record owner, of the shares credited to your account. The trustee will vote the plan shares for which it does not receive voting instructions in the same proportion as the shares for which it received voting instructions.
     Tabulation of proxies and the votes cast at the meeting will be conducted by an independent agent and certified to by independent inspectors of election. Any information that identifies the stockholder or the particular vote of a stockholder will be kept confidential.

Costs of Proxy Solicitation and Questions

     Employees of the company may solicit proxies on behalf of the Board of Directors through the mail, in person, and by telecommunications. The cost thereof will be borne by the company. In addition, management has retained Georgeson Shareholder Communications Inc. to assist in soliciting proxies for a fee of $7,500, plus out-of-pocket expenses. The company will, upon request, reimburse brokerage firms and others for their reasonable expenses incurred for forwarding solicitation material to beneficial owners of stock. Questions concerning proxy voting or process should be directed to Georgeson Shareholder Communications Inc. via telephone at (877) 278-4795 (this call is toll-free in the United States and internationally).

List of Stockholders

     In accordance with Delaware law, a list of stockholders entitled to vote at the meeting will be available at the meeting and for ten days prior to the meeting, between the hours of 8:00 a.m. and 5:00 p.m., at our offices at 345 East Main Street, Warsaw, Indiana by contacting the Secretary of the company.

VOTING SECURITIES

     At the close of business on March 15, 2005, there were 246,890,780 shares of $0.01 par value common stock outstanding and entitled to vote.

ZIMMER HOLDINGS, INC.	2005 PROXY STATEMENT

PRINCIPAL STOCKHOLDERS

     The following table sets forth certain information concerning each person (including any group) known to us to beneficially own more than five percent (5%) of the common stock of the company as of February 14, 2005. Unless otherwise noted, shares are owned directly or indirectly with sole voting and investment power.

	Total Number of	Percent
Name and Address of Beneficial Owner	Shares Owned	of Class

Marsico Capital Management, LLC(1)	15,860,596	6.47%
1200 17th Street, Suite 1600 Denver, Colorado 80202
AXA Financial, Inc., et al.(2)	15,137,022	6.2%
1290 Avenue of the Americas
New York, New York 10104

(1)	Based solely on information provided by Marsico Capital Management, LLC in a Schedule 13G filed with the Securities and Exchange Commission on February 11, 2005. Marsico Capital Management, LLC has sole voting power with respect to 12,311,248 shares and sole dispositive power with respect to 15,860,596 shares.

(2)	Based solely on information provided by AXA Financial, Inc. in a Schedule 13G filed with the Securities and Exchange Commission on February 14, 2005. The members of this group include AXA Assurances I.A.R.D. Mutuelle; AXA Assurances Vie Mutuelle; AXA Courtage Assurance Mutuelle; AXA; AXA Financial, Inc.; Advest, Inc.; Alliance Capital Management L.P.; AXA Equitable Life Insurance Company; and Frontier Trust Company, FSB. A majority of the shares reported as beneficially owned by group members are held by unaffiliated third-party client accounts managed by Alliance Capital Management L.P., a majority-owned subsidiary of AXA Financial, Inc., as investment advisor. The group has sole voting power with respect to 8,563,744 shares, shared voting power with respect to 1,004,467 shares, sole dispositive power with respect to 15,084,930 shares and shared dispositive power with respect to 52,092 shares.

ZIMMER HOLDINGS, INC.	2005 PROXY STATEMENT

SECURITY OWNERSHIP OF DIRECTORS AND OFFICERS

     The following table sets forth, as of January 3, 2005, beneficial ownership of shares of common stock of the company by each current director, each of the executives named in the Summary Compensation Table and all directors and executive officers as a group. None of the individuals named below or together as a group beneficially own greater than 1% of the outstanding shares of common stock.

     Unless otherwise noted, such shares are owned directly or indirectly with sole voting and investment power.

	Total		Shares	Deferred
	Shares		Acquirable in	Share
Name	Owned(1)		60 Days(2)	Units

J. Raymond Elliott	968,741		902,888	0
Stuart M. Essig(3)	0		0	0
Larry C. Glasscock	58,043	(4)	54,760	3,243	(5)
Regina E. Herzlinger, D.B.A.	57,669	(6)	54,307	3,322	(5)
John L. McGoldrick	64,732	(7)	50,000	3,400	(5)
Augustus A. White, III, M.D., Ph.D.	32,998		30,000	2,998	(5)
Sam R. Leno	241,791		184,468	0
Bruno A. Melzi	157,385		146,380	0
Bruce E. Peterson	162,365		130,015	0
David C. Dvorak	123,564		114,811	0
All directors and executive officers as a group (14 persons)	2,183,530		1,962,954	12,963

(1)	Includes direct and indirect ownership of shares, stock options that are currently exercisable and stock options that will be exercisable within 60 days of January 3, 2005, deferred share units and the following restricted shares, which are subject to vesting requirements: Mr. Elliott – 20,350; Mr. Leno – 38,936; Mr. Melzi – 11,005; Mr. Peterson – 8,070; Mr. Dvorak – 7,500; and all directors and executive officers as a group – 95,667.

(2)	Includes stock options that are currently exercisable and stock options that will be exercisable within 60 days of January 3, 2005.

(3)	Mr. Essig joined the Board of Directors effective March 18, 2005.

(4)	Includes 40 shares held in a trust with respect to which voting authority is shared with the trustee.

(5)	Amounts credited to directors’ accounts in the 2001 Deferred Compensation Plan for Non-Employee Directors as deferred share units that will be paid in shares of the company’s common stock within 60 days after cessation of the individual’s service as a director.

(6)	Includes 40 shares owned jointly by Dr. Herzlinger and her spouse over which she exercises shared voting and investment power.

(7)	Includes 1,000 shares with respect to which Mr. McGoldrick shares dispositive power.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Under Section 16(a) of the Securities Exchange Act of 1934, the company’s directors, executive officers and the beneficial holders of more than 10% of the company’s common stock are required to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Based on its records and other information, the company believes that during 2004 all applicable Section 16(a) filing requirements were met.

BOARD OF DIRECTORS

     The business of the company is managed under the direction of the Board of Directors. It has responsibility for establishing broad corporate policies and for the overall performance of the company. The Board meets on a regularly scheduled basis during the year to review significant developments affecting the company and to act on matters requiring Board approval. It also holds special meetings when an important matter requires Board action between scheduled meetings. Members of senior management regularly attend Board meetings to report on and discuss their areas of responsibility. Directors are also expected to attend the Annual Meeting of Stockholders. All of the directors then in office attended the 2004 Annual Meeting. In 2004, there were eight meetings of the Board. Each director attended more than 75% of the total meetings of the Board of Directors and each of the committees on which he or she served during 2004.

Corporate Governance

     The Board of Directors is committed to good corporate governance. With that commitment, during the past year the Board has, on several occasions, reviewed the company’s corporate governance policies and practices and has taken steps to implement certain practices and procedures on a best practices basis. The Board has also responded to the wishes of the

ZIMMER HOLDINGS, INC.	2005 PROXY STATEMENT

company’s stockholders as expressed at the 2004 Annual Meeting of Stockholders by adopting new policies on auditor ratification and stockholder rights plans. In addition, the Board has reviewed the company’s Corporate Governance Guidelines and the charters for each of its four standing committees and has amended or updated them as appropriate to reflect new policies or practices. During 2004, the company updated its Code of Business Conduct, which is applicable to all directors, officers and employees of the company, and adopted a Code of Ethics for Chief Executive Officer and Senior Financial Officers. The current version of each of these documents, as well as the Board’s policies on auditor ratification and stockholder rights plans, are available on the company’s website, www.zimmer.com, and will be provided in print without charge upon written request to the Secretary of the company at the address shown on the front page of this Proxy Statement. These documents are intended to change as requirements or best practices in corporate governance evolve and the company will modify or supplement them when and as appropriate.

     The company will also either disclose on Form 8-K or post on its website any substantive amendment to, or waiver from, the Code of Ethics for Chief Executive Officer and Senior Financial Officers or a provision of the Code of Business Conduct that applies to any director or executive officer of the company.

Director Independence

     As permitted by the rules of the New York Stock Exchange, the Board has adopted categorical standards to assist it in making determinations of director independence. These standards incorporate, and are consistent with, the definition of “independent” contained in the New York Stock Exchange listing rules. These standards are set forth in Appendix A to this Proxy Statement and are also included in the company’s Corporate Governance Guidelines, which are available on the company’s website as described above. The Board has determined that each of the non-employee directors of the company, Stuart M. Essig, Larry C. Glasscock, Regina E. Herzlinger, D.B.A., John L. McGoldrick and Augustus A. White, III, M.D., Ph.D., meets these standards and is independent.

Committees of the Board

     The company’s Restated By-Laws, as amended, specifically provide that the Board may delegate responsibility to committees. During 2004, the Board had four standing committees: an Audit Committee, a Compensation and Management Development Committee, a Corporate Governance Committee and a Science and Technology Committee. The membership of the Audit Committee, the Compensation and Management Development Committee and the Corporate Governance Committee is composed entirely of independent directors. In addition, the members of the Audit Committee meet the heightened standards of independence for audit committee members required by the Securities and Exchange Commission rules and New York Stock Exchange listing standards. The membership of the Science and Technology Committee is composed of one independent director and one employee representative, and the committee works together with an Advisory Board of Science and Technology.

     In 2004, the committees of the Board held a total of 29 meetings: the Audit Committee met 13 times, the Compensation and Management Development Committee met eight times, the Corporate Governance Committee met seven times and the Science and Technology Committee met one time.
     The table below provides current membership information for each Board committee.

Compensation
			and				Science
			Management		Corporate		and
Name	Audit		Development		Governance		Technology

Stuart M. Essig*
Larry C. Glasscock	X	**	X		X
Regina E. Herzlinger, D.B.A.	X		X		X	**
John L. McGoldrick			X	**	X
Augustus A. White, III, M.D., Ph.D.	X		X		X		X	**

*	Mr. Essig joined the Board of Directors effective March 18, 2005. At the meeting of directors to be held following the Annual Meeting, the Board will reappoint members of the Board, or appoint in Mr. Essig’s case, to the four standing committees.

**	Chair

ZIMMER HOLDINGS, INC.	2005 PROXY STATEMENT

Audit Committee

     The principal functions of the Audit Committee include:

•	appointing, evaluating and, where appropriate, replacing the independent auditor;

•	preapproving all auditing services and permissible non-audit services provided to the company by the independent auditor;

•	reviewing with the independent auditor and with management the proposed scope of the annual audit, past audit experience, the company’s program for the internal examination and verification of its accounting records and the results of recently completed internal examinations;

•	resolving disagreements between management and the independent auditor regarding financial reporting; and

•	reviewing major issues as to the adequacy of the company’s internal controls.

     The Board of Directors has determined that both Mr. Glasscock and Dr. Herzlinger qualify as “audit committee financial experts” as defined by rules of the Securities and Exchange Commission. Mr. Glasscock and Dr. Herzlinger are independent directors. For a description of the relevant experience of Mr. Glasscock and Dr. Herzlinger, see pages 10 and 11, respectively, of this Proxy Statement. As described above, during 2004 the Board updated the written charter of the Audit Committee. A copy of the current charter is attached as Appendix B to this Proxy Statement.
     The report of the Audit Committee appears on pages 7-8.

Compensation and Management Development Committee

     The duties of the Compensation and Management Development Committee include:

•	administering the company’s annual incentive, stock option and long-term incentive plans;

•	reviewing and making recommendations to the Board with respect to incentive compensation and equity-based plans;

•	adopting and reviewing the company’s management development programs and procedures; and

•	approving compensation of executive officers and certain senior management.

     The report of the Compensation and Management Development Committee appears on pages 11-12.

Corporate Governance Committee

     The duties of the Corporate Governance Committee include:

•	developing and recommending to the Board criteria for selection of non-employee directors;

•	recommending director candidates to the Board of Directors;

•	periodically reviewing both employee and non-employee director performance; and

•	periodically reassessing the company’s Corporate Governance Guidelines and recommending any proposed changes to the Board for approval.

     The Corporate Governance Committee will consider nominees for director recommended by stockholders. A stockholder who wishes to recommend a director candidate for consideration by the Corporate Governance Committee should send such recommendation to the Secretary of the company at the address shown on the cover page of this Proxy Statement, who will then forward it to the committee. Any such recommendation should include a description of the candidate’s qualifications for board service, the candidate’s written consent to be considered for nomination and to serve if nominated and elected, and addresses and telephone numbers for contacting the stockholder and the candidate for more information. A stockholder who wishes to nominate an individual as a director candidate at the Annual Meeting of Stockholders, rather than recommend the individual to the Corporate Governance Committee as a nominee, must comply with the advance notice requirements set forth in the company’s Restated By-Laws, as amended (see “2006 Proxy Proposals” for more information on these procedures).
     The Board and the Corporate Governance Committee periodically review the appropriate size of the Board. In considering candidates for the Board, the Corporate Governance Committee considers the entirety of each candidate’s credentials and does not have any specific minimum qualifications that must be met by a committee-recommended nominee. The committee is guided by the following basic selection criteria for all nominees: independence; highest character and integrity; experience and understanding of strategy and policy-setting; reputation for working constructively with others; and sufficient time to devote to Board matters. The committee also gives consideration to diversity, age, international background and experience and specialized expertise in the context of the needs of the Board as a whole. During the past year, the company paid a fee to a third-party search firm to assist the committee in identifying and evaluating potential director candidates.

ZIMMER HOLDINGS, INC.	2005 PROXY STATEMENT

Science and Technology Committee

     The duties of the Science and Technology Committee include:

•	advising the Board on matters involving the company’s new science and advanced technology programs, including major internal projects, interactions with academic and independent research organizations and the acquisition of technologies; and

•	reviewing and recommending to the Board major technology positions and strategies relative to emerging concepts of therapy, new trends in healthcare, and changing market requirements.

Executive Sessions of and Communication with Non-Management Directors

     Non-management directors meet in executive sessions without management present upon the adjournment of every regularly scheduled meeting of the Board and at other times they determine. The director who presides at these meetings rotates session-by-session among the non-management directors in alphabetical order of their last names.

     In order that interested parties may be able to make their concerns known to the non-management directors, the Board has adopted a method for communicating directly with the non-management directors. The Board has designated Stuart M. Essig to receive such communications on behalf of the non-management directors. Interested parties may contact Mr. Essig via e-mail at sessig@integra-ls.com.

Stockholder Communication with the Board

     The Board has implemented a process whereby stockholders of the company may send communications to the Board’s attention. Any stockholder desiring to communicate with the Board, or one or more specified members thereof, should communicate in a writing addressed to Zimmer Holdings, Inc., Board of Directors, c/o Secretary, at the address shown on the cover page of this Proxy Statement. The Secretary of the company has been instructed by the Board to promptly forward all such communications to the specified addressees thereof.

Audit Committee Report

     The Audit Committee is responsible for monitoring the integrity of the company’s financial statements, the qualifications, performance and independence of the company’s independent registered public accounting firm (auditor), the performance of the company’s internal audit function and the company’s compliance with legal and regulatory requirements. The committee is directly responsible for the appointment, compensation, retention and oversight of the work of the independent auditor.

     Management is responsible for the financial reporting process, including the system of internal control, for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States and for management’s report on internal control over financial reporting. The company’s independent auditor is responsible for auditing the consolidated financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States as well as rendering an opinion on management’s report on internal control over financial reporting. The committee’s responsibility is to oversee and review the financial reporting process and to review and discuss management’s report on internal control over financial reporting. Committee members are not, however, professionally engaged in the practice of accounting or auditing and do not provide any expert or other special assurance as to such financial statements concerning compliance with laws, regulations or accounting principles generally accepted in the United States or as to the independence of the independent auditor. The committee relies, without independent verification, on the information provided to it and on the representations made by management and the independent auditor.
     The committee held 13 meetings during 2004. The meetings were designed, among other things, to facilitate and encourage communication among the committee, management, the internal auditor and the company’s independent auditor, PricewaterhouseCoopers LLP (“PwC”).
     The committee discussed with the internal auditor and PwC the overall scope and plans for their respective audits. The committee met with the internal auditor and PwC, with and without management present, to discuss the results of their examinations and their evaluations of the company’s internal control over financial reporting. The committee reviewed and discussed the company’s compliance with, and its scheduled completion of documentation and testing related to, Section 404 of the Sarbanes-Oxley Act of 2002, including consideration of the Public Company Accounting Oversight Board’s (PCAOB) Auditing Standard No. 2, An Audit of Internal Control over Financial Reporting Performed in Conjunction With an Audit of Financial Statements.
     The committee discussed with management the company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the company’s risk assessment and risk management policies.

ZIMMER HOLDINGS, INC.	2005 PROXY STATEMENT

     Management has represented to the committee that the company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States, and the committee has reviewed and discussed the consolidated financial statements with management and PwC. The committee reviewed and discussed with management, the internal auditor and PwC management’s report on internal control over financial reporting and PwC’s report thereon. The committee also discussed with management and the internal auditor the process used to support certifications by the company’s Chief Executive Officer and Chief Financial Officer that are required by the Securities and Exchange Commission and the Sarbanes-Oxley Act of 2002 to accompany the company’s periodic filings with the Securities and Exchange Commission and the processes used to support management’s report on internal control over financial reporting.

     The committee also discussed with PwC matters required to be discussed by that firm’s professional standards, including, among other things, matters related to the conduct of the audit of the company’s consolidated financial statements and the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees).
     PwC provided to the committee the written disclosures and the letter required by Independence Standards Board Standard No. 1, as amended (Independence Discussions with Audit Committees), and represented that PwC is independent from the company. The committee also discussed with PwC its independence from the company. When considering PwC’s independence, the committee considered if services PwC provided to the company beyond those rendered in connection with its audit and related reviews of the company’s consolidated financial statements and attestation on management’s report on internal control over financial reporting, were compatible with maintaining its independence. The committee concluded that the provision of such services by PwC has not jeopardized PwC’s independence.
     Based on the reviews and discussions described above, and subject to the limitations on the committee’s role and responsibilities referred to above and in the charter of the Audit Committee, the committee recommended to the Board of Directors, and the Board approved, that the company’s audited consolidated financial statements for the year ended December 31, 2004 be included in the company’s Annual Report on Form 10-K for filing with the Securities and Exchange Commission.
     The committee has also confirmed there have been no new circumstances or developments since their respective appointments to the Audit Committee that would impair any member’s ability to act independently.

Audit Committee

Larry C. Glasscock, Chair
Regina E. Herzlinger, D.B.A.
Augustus A. White, III, M.D., Ph.D.

Compensation of Directors

     Non-employee directors of the company receive an annual retainer of $50,000 and an additional fee of $1,500 for attending each Board meeting and each Board committee meeting not held on the same day as a Board meeting. Each non-employee director also receives 500 deferred share units at each Annual Meeting of Stockholders and committee chairs receive an annual fee of $5,000. At the end of each calendar quarter, non-employee directors are paid one-fourth of their annual retainers and committee chair annual fees and fees for attending Board and committee meetings held during the quarter.

     Under the provisions of the Zimmer Holdings, Inc. 2001 Deferred Compensation Plan for Non-Employee Directors, the company requires that 50% of a director’s annual retainer be deferred and credited to a deferred compensation account in the form of deferred share units, the value of which account is determined by the value of company common stock, until the director owns a total of 5,000 shares of company common stock and/or deferred share units. Non-employee directors may elect to defer receipt of compensation in excess of their mandatory deferral. They also may elect to convert all or a portion of their remaining annual retainer into stock options using a ratio of an option to purchase three shares of common stock for each share unit the director would have received if he or she had elected to defer such compensation. Any such stock options generally will become fully exercisable on the last day of the calendar year in which the options are granted if the director continues as a non-employee director of the company. Deferred share units are immediately vested and payable upon separation from service.
     The Zimmer Holdings, Inc. Stock Plan for Non-Employee Directors provides that non-employee directors may receive stock options, restricted stock and restricted stock units. No director received an award under this plan during 2004, except two directors who elected to convert to stock options the portion of their annual retainer not subject to mandatory deferral that they had previously deferred as deferred share units pursuant to the Zimmer Holdings, Inc. 2001 Deferred Compensation Plan for Non-Employee Directors.
     The company also provides non-employee directors with travel accident insurance and reimburses reasonable expenses incurred for transportation, meals and lodging when on company business. The company also reimburses non-employee

ZIMMER HOLDINGS, INC.	2005 PROXY STATEMENT

directors for reasonable out-of-pocket expenses, including tuition costs, incurred in attending director education programs approved by the company.

Directors and Nominees

     The Board of Directors is divided into three classes whose terms expire at successive Annual Meetings. One director will be elected at the Annual Meeting to serve a term expiring in 2008. The nominee for director named below is currently a director of the company. Regina E. Herzlinger, D.B.A., whose term expires at the meeting, is not seeking re-election. After the election of a director at the meeting, the company will have five directors, including the four directors whose present terms extend beyond the meeting, and there will be one vacancy on the Board of Directors. The Board plans to fill the vacancy in due course following the selection of a suitable candidate, in accordance with the company’s Restated Certificate of Incorporation. Listed first below is the nominee for election, followed by the directors whose terms expire in 2006 and 2007, with information including their principal occupations and other business affiliations, the year each was first elected as a director, the Board committee memberships of each and each director’s age.

Nominee for Director: 2005 – 2008 Term

J. Raymond Elliott, Director Since 2001
Chairman, President and Chief Executive Officer of the company since August 6, 2001. President, Chief Executive Officer and Director since March 20, 2001. Mr. Elliott was appointed President of Zimmer, Inc., the company’s predecessor, in November 1997. Mr. Elliott has more than 30 years of experience in orthopaedics, medical devices and consumer products. Prior to joining Zimmer, Inc., he served as President and Chief Executive Officer of Cybex, Inc., a publicly traded medical products company, from September 1995 to June 1997, and previously as President and Chief Executive Officer of J.R. Elliott & Associates, a privately held M&A firm. During this time, Mr. Elliott successfully completed several M&A and turnaround projects for the Federal government and numerous healthcare firms, including the role of Chairman and Chief Executive Officer for Cablecom Inc. Mr. Elliott has also served as Chairman and President of various divisions of Southam, Inc., a communications group, and as Group President of food and beverage leader John Labatt, Inc. He began his career in the healthcare industry with American Hospital Supply Corporation (later Baxter International), where he gained 15 years experience in sales, marketing, operations, business development and general management, leading to his appointment as President of the Far East divisions, based in Tokyo, Japan. Mr. Elliott has served as a director on more than 20 business-related boards in the U.S., Canada, Japan and Europe and has served on five occasions as Chairman. He has served as a member of the board of directors and chair of the orthopaedic sector of the Advanced Medical Technology Association (AdvaMed), the medical device industry’s trade association and is currently a director of the State of Indiana Workplace Development Board, the Indiana Chamber of Commerce, the American Swiss Foundation, and represents the State of Indiana on the President’s State Scholars Program. Mr. Elliott also has served as a trustee of the Orthopaedic Research and Education Foundation (OREF). He holds a bachelor’s degree from the University of Western Ontario, Canada. Age 55.

Continuing Directors Whose Present Terms Expire in 2006

Stuart M. Essig, Director Since 2005
President and Chief Executive Officer of Integra LifeSciences Holdings Corporation (“Integra”) since December 1997. Prior to joining Integra, Mr. Essig supervised the medical technology practice at Goldman, Sachs & Co. as a managing director. Mr. Essig had ten years of experience at Goldman Sachs serving as a senior mergers and acquisitions advisor to a broad range of domestic and international medical technology, pharmaceutical and biotechnology clients. Mr. Essig holds an A.B. from the Woodrow Wilson School of Public and International Affairs at Princeton University and an M.B.A. and Ph.D. in Financial Economics from the University of Chicago, Graduate School of Business. Mr. Essig is a director of Integra, St. Jude Medical Corporation and AdvaMed. Mr. Essig has not yet been assigned to any Board Committees. Age 43.

ZIMMER HOLDINGS, INC.	2005 PROXY STATEMENT

Continuing Directors Whose Present Terms Expire in 2006 (continued)

Augustus A. White, III, M.D., Ph.D., Director Since 2001
Ellen and Melvin Gordon Professor of Medical Education, Professor of Orthopaedic Surgery, and Master of the Oliver Wendell Holmes Society at the Harvard Medical School and Professor of Orthopaedic Surgery at the Harvard-MIT Division of Health Sciences and Technology; and Orthopaedic Surgeon-in-Chief, Emeritus, at the Beth Israel Deaconess Medical Center in Boston. He previously served as the Chief of Spine Surgery at Beth Israel and Director of the Daniel E. Hogan Spine Fellowship Program. He is a graduate of the Stanford University Medical School, holds a Ph.D. from the Karolinska Institute in Stockholm and an A.B. from Brown University, and graduated from the Advanced Management Program at the Harvard Business School. Dr. White is a recipient of the Bronze Star, which he earned while stationed as a Captain in the U.S. Army Medical Corps in Vietnam. He is an internationally known and widely published authority on biomechanics of the spine, fracture healing and surgical and non-surgical care of the spine. He is nationally recognized for his work in medical education, diversity, and issues of health care disparities. Dr. White is a director of Orthologic Corp. Board Committees: Audit Committee, Compensation and Management Development Committee, Corporate Governance Committee and Science and Technology Committee (Chair). Age 68.

Continuing Directors Whose Present Terms Expire in 2007

Larry C. Glasscock, Director Since 2001
President and Chief Executive Officer of WellPoint, Inc. (formerly known as Anthem, Inc.) since November 30, 2004. Chairman, President and Chief Executive Officer of Anthem, Inc. from May 2003 to November 2004. President and Chief Executive Officer of Anthem Insurance Companies, Inc. (“Anthem Insurance”) since October 1999. Mr. Glasscock joined Anthem Insurance in April 1998 as Senior Executive Vice President and Chief Operating Officer. He was named President and Chief Operating Officer in April 1999 and President and Chief Executive Officer in October 1999. Mr. Glasscock was named President and Chief Executive Officer of Anthem, Inc. in July 2001. Prior to joining Anthem Insurance, Mr. Glasscock served as Chief Operating Officer of CareFirst, Inc. from January through April 1998 and he served as President and Chief Executive Officer of Group Hospitalization & Medical Services, Inc., which did business as Blue Cross and Blue Shield of the National Capital Area, from September 1993 to January 1998. From 1991 to 1993, he served as President, Chief Operating Officer and Director of First American Bank, N.A. Mr. Glasscock is a director of WellPoint, Inc. Board Committees: Audit Committee (Chair), Compensation and Management Development Committee and Corporate Governance Committee. Age 56.

John L. McGoldrick, Director Since 2001
Executive Vice President and General Counsel of Bristol-Myers Squibb Company (“Bristol-Myers Squibb”) since January 2000; Senior Vice President, General Counsel and President, Medical Devices Group from December 1998 to January 2000 and Senior Vice President and General Counsel from 1995 to December 1998. Senior director of the Board of the New Jersey Transit Corporation and member of the board of AdvaMed (1998-2002). He has served on several governmental reform commissions in New Jersey. He is an invited participant of The Aspen Institute on the World Economy and the World Economic Forum (Davos). Before joining Bristol-Myers Squibb, Mr. McGoldrick was a senior partner and executive committee member of the law firm of McCarter & English. He is a graduate of Harvard College and the Harvard Law School. Board Committees: Compensation and Management Development Committee (Chair) and Corporate Governance Committee. Age 64.

ZIMMER HOLDINGS, INC.	2005 PROXY STATEMENT

Current Director Whose Term Expires at the Annual Meeting

Regina E. Herzlinger, D.B.A., Director Since 2001
The Nancy R. McPherson Professor of Business Administration Chair at the Harvard Business School. Dr. Herzlinger teaches accounting and healthcare and was the first woman to be tenured and chaired at Harvard Business School and the first to serve on a number of corporate boards. She has written many articles and books in the fields of management control and healthcare. Her research has been profiled in industry journals and business publications such as The Wall Street Journal, The Economist, and Fortune and has been recognized for excellence by the American College of Healthcare Executives three times. Managed Healthcare has named her as one of healthcare’s top ten thinkers. Dr. Herzlinger received her Bachelor’s Degree from Massachusetts Institute of Technology and her Doctorate from the Harvard Business School. Dr. Herzlinger is a director of WellCare Health Plans, Inc. Board Committees: Audit Committee, Compensation and Management Development Committee and Corporate Governance Committee (Chair). Age 61.

EXECUTIVE COMPENSATION

Compensation and Management Development Committee Report

Compensation Philosophy

     The company’s Total Rewards program emphasizes the full scope of the rewards that come from working for a leading company, including compensation. The compensation component reinforces the guidelines of Total Rewards, including: focusing on performance-driven recognition; promoting employees’ ability to share in the financial and operational successes they help to create; encouraging continuous improvement; building customer relationships and innovation; and remaining competitive in comparable markets across the world. The Total Rewards program is designed to provide employees a stake in the success of the company and encourage the kinds of behavior that will contribute to that success.

     The company believes it is important to make a financial investment in the people who will deliver the innovative solutions necessary for the company to continue as a global leader in products that enhance the quality of life for orthopaedic patients. The company’s compensation program provides salaries and annual and long-term incentives at levels competitive with other companies in the medical device and biotech industry as well as other competitors for talent generally. The company encourages and recognizes superior performance. Annual and long-term incentive programs provide opportunities for significant additional compensation based upon the achievement of performance objectives. To complete the total compensation package the company also provides a comprehensive and competitive package of health, welfare and retirement benefit programs.

Compensation Components

     The major components of compensation are essentially the same for executives and other employees. All executives and employees receive a salary, annual incentive opportunities, stock option grants and health, welfare and retirement benefits. The company uses a major international compensation consultant to develop and assess its compensation programs and provide compensation data of peer companies. During 2004, the Committee engaged a separate major international compensation consulting firm to assist it in evaluating executive compensation with a focus on long-term incentive compensation. At the conclusion of the evaluation, the Committee decided to incorporate performance-conditioned stock option grants into equity-based awards to executive officers. The executive officers received a stock option grant in January 2005 in large part based on the guidelines that were in place for the 2004 grant. However, one-half of the stock options granted to each executive officer were performance-conditioned stock options. The performance-conditioned stock options only become exercisable if the company meets specified performance targets for earnings per share, revenue and free cash flow for 2005. If the targets are achieved, the performance options will vest ratably over a four-year period. The number of options that will vest is dependent on the extent to which minimum targets are exceeded. All management employees were reviewed for a stock option grant in January 2005. The company also made a broad based grant of stock options to non-management employees in August 2004 to commemorate the third anniversary of having become an independent company and to provide incentives to new employees from acquired companies. A broad based grant is considered each August and is intended to allow employees to continue to be rewarded based on value delivered to stockholders.

     The Executive Performance Incentive Plan provides incentives for management to enhance stockholder value by meeting current year earnings targets. For 2004, the plan provides that 50% of the award to corporate executives is based on the achievement of an earnings-per-share target. The remaining 50% is based on achieving revenue and cash flow targets.

ZIMMER HOLDINGS, INC.	2005 PROXY STATEMENT

     Also during 2004 the Committee recommended and the Board adopted the Zimmer Holdings, Inc. Supplemental Performance Incentive Plan (the “Supplemental Plan”). The purpose of the Supplemental Plan is to promote the interests of the company and its stockholders by providing incentives to employees who have responsibilities relating directly to the integration of Centerpulse AG into the company to successfully accomplish that integration and achieve measurable expense savings and efficiencies. The Supplemental Plan is a three-year plan that provides for the awarding of cash incentives based on the company’s achievement of specified expense reductions and acquisition synergies in 2004, 2005 and 2006.

     The Committee also used its compensation consultant to assist it in monitoring the effectiveness and appropriateness of the company’s incentive compensation programs, including comparisons to similar programs offered by the company’s peer group.
     The Committee also oversees compliance by executive officers with the stock ownership requirements included in the company’s Corporate Governance Guidelines.
     The Committee believes that the company’s compensation program, with its emphasis on long-term compensation, focuses the efforts of executives and employees on the attainment of a sustained high rate of company growth and profitability for the benefit of the company’s stockholders.

CEO Compensation

     The compensation for Mr. Elliott was adjusted on January 5, 2004 as determined by the Committee taking into account the Company’s superior performance and increased size and complexity following the Centerpulse AG acquisition. The merit increase adjustment in 2004 was 3.7%. In addition, based on the Committee’s review of current data that includes information on companies the size of Zimmer following the acquisition of Centerpulse AG, Mr. Elliott’s compensation has been adjusted as of January 1, 2005, including a base salary adjustment of 3.6% to $725,000, to compensate him on a basis consistent with the size and sophistication of the company, as well as to recognize his contribution to the continuing superior performance of the company. The increase in Mr. Elliott’s base salary was consistent with the range of salary increases of 3% to 4% applicable to company employees generally.

     Mr. Elliott’s incentive opportunities for 2004 under the Executive Performance Incentive Plan and the Supplemental Plan were based on the company’s achievement of specified goals for the performance criteria described above. Because actual results for 2004 exceeded the targeted objectives, Mr. Elliott received a bonus equal to $1,207,274 under the Executive Performance Incentive Plan. The company exceeded the targeted objectives for 2004 under the Supplemental Plan and therefore Mr. Elliott received a supplemental bonus equal to $241,987 under the Supplemental Plan.
     In January 2005, the Committee granted Mr. Elliott 140,000 stock options and a maximum of 140,000 performance-conditioned stock options as part of his annual compensation program. The total number of options was the same as the grant in January 2004. The performance-conditioned stock options only become exercisable if and to the extent that performance targets are achieved as described above. These grants recognized the ongoing superior performance of the company and provided further alignment with stockholders’ interest for future increases in stock value.

Deductibility of Compensation Over $1 Million

     U.S. federal income tax law disallows a deduction for certain compensation paid in excess of $1 million to the five executive officers listed in the Summary Compensation Table in this Proxy Statement. However, performance-based compensation is fully deductible if the programs are approved by stockholders and meet certain other requirements. The company has taken steps to ensure the deductibility of payments under the Executive Performance Incentive Plan and the 2001 Stock Incentive Plan. The Committee’s policy is to take into account Section 162(m) in establishing compensation for the company’s senior executives. The Committee may, however, determine to award non-deductible compensation in such circumstances as it deems appropriate.

Compensation and Management Development Committee

John L. McGoldrick, Chair
Larry C. Glasscock
Regina E. Herzlinger, D.B.A.
Augustus A. White, III, M.D., Ph.D.

ZIMMER HOLDINGS, INC.	2005 PROXY STATEMENT

Executive Officer Compensation Tables and Notes

     The following tables set forth information regarding compensation paid to the company’s Chief Executive Officer and each of the company’s four other most highly compensated executive officers based on salary and bonus earned during 2004.

SUMMARY COMPENSATION TABLE

								Long-Term Compensation

								Awards

		Annual Compensation							Securities
								Restricted	Underlying
						Other		Stock	Options/	All Other
		Salary		Bonus		Annual		Awards	SARS	Compensation
Name and Principal Position	Year	($)		($)		Compensation		($)(1)	(#)	($)

J. Raymond Elliott	2004	725,962		1,449,261	(2)	—		—	280,000	32,668	(3)
Chairman, President and	2003	668,269		1,040,656		—		—	279,000	29,585
Chief Executive Officer	2002	625,708		1,006,607		—		604,600	450,000	28,156

Sam R. Leno	2004	497,885		606,324	(4)	—		350,050	103,200	22,405	(5)
Executive Vice President, Corporate Finance	2003	461,365		433,659		30,493	(6)	—	103,200	20,761
and Operations and Chief Financial Officer	2002	437,308		422,111		45,598	(6)	—	100,000	81,499

Bruno A. Melzi	2004	436,951	(7)	447,073	(7)(8)	—		—	72,000	—
Chairman, Zimmer International	2003	369,531	(7)	292,630	(7)	—		—	63,450	—
	2002	302,952	(7)	243,644	(7)	—		269,047	85,000	—

Bruce E. Peterson(9)	2004	362,731		441,733	(10)	2,275	(6)	—	72,000	16,323	(11)
Chairman, Zimmer Americas	2003	328,442		308,705		—		—	72,000	14,560
	2002	311,288		300,471		—		302,300	100,000	14,007

David C. Dvorak	2004	341,539		415,926	(12)	—		525,075	73,333	15,369	(13)
Executive Vice President, Corporate	2003	297,712		278,118		3,722	(6)	—	66,000	13,397
Services, Chief Counsel and Secretary	2002	278,654		268,971		28,926	(6)	—	50,000	38,508

(1)	The number and market value of shares of restricted stock held by each of these executives at December 31, 2004, based upon the closing price of company common stock as reported by the New York Stock Exchange of $80.12, were: Mr. Elliott – 27,017 and $2,164,602; Mr. Leno – 38,936 and $3,119,552; Mr. Melzi – 11,005 and $881,721; Mr. Peterson – 11,403 and $913,608; and Mr. Dvorak – 7,500 and $600,900.

(2)	Includes $1,207,274 awarded under the Executive Performance Incentive Plan and $241,987 awarded under the Supplemental Plan. For more information regarding these plans, see “EXECUTIVE COMPENSATION – Compensation and Management Development Committee Report – Compensation Components” beginning on page 11 of this Proxy Statement.

(3)	Consists of matching contributions to the Zimmer Holdings, Inc. Savings and Investment Program and the Benefits Equalization Plan for the Zimmer Holdings, Inc. Savings and Investment Program of $9,000 and $23,668, respectively.

(4)	Includes $506,747 awarded under the Executive Performance Incentive Plan and $99,577 awarded under the Supplemental Plan.

(5)	Consists of matching contributions to the Zimmer Holdings, Inc. Savings and Investment Program and the Benefits Equalization Plan for the Zimmer Holdings, Inc. Savings and Investment Program of $9,225 and $13,180, respectively.

(6)	Consists of amounts reimbursed for payment of taxes.

(7)	Mr. Melzi’s compensation is paid in Euros, and has been converted to U.S. dollars for purposes of this table.

(8)	Includes $374,248 awarded under the Executive Performance Incentive Plan and $72,825 awarded under the Supplemental Plan.

(9)	Mr. Peterson retired in January 2005.

(10)	Includes $369,187 awarded under the Executive Performance Incentive Plan and $72,546 awarded under the Supplemental Plan.

(11)	Consists of matching contributions to the Zimmer Holdings, Inc. Savings and Investment Program and the Benefits Equalization Plan for the Zimmer Holdings, Inc. Savings and Investment Program of $9,000 and $7,323, respectively.

(12)	Includes $347,618 awarded under the Executive Performance Incentive Plan and $68,308 awarded under the Supplemental Plan.

(13)	Consists of matching contributions to the Zimmer Holdings, Inc. Savings and Investment Program and the Benefits Equalization Plan for the Zimmer Holdings, Inc. Savings and Investment Program of $9,225 and $6,144, respectively.

ZIMMER HOLDINGS, INC.	2005 PROXY STATEMENT

OPTION/ SAR GRANTS IN LAST FISCAL YEAR

	Individual Grants

	Number of	% of Total
	Securities	Options/SARS	Exercise
	Underlying	Granted to	or Base		Grant Date
	Options/SARS	Employees in	Price(2)	Expiration	Present
Name	Granted(#)(1)	Fiscal Year	($/SH)	Date	Value($)(3)

J. Raymond Elliott	280,000	8.2%	$70.325	01/13/14	$5,902,400
Sam R. Leno	103,200	3.1%	$70.325	01/13/14	$2,175,456
Bruno A. Melzi	72,000	2.1%	$70.325	01/13/14	$1,517,750
Bruce E. Peterson	72,000	2.1%	$70.325	01/13/14	$1,517,760
David C. Dvorak	73,333	2.2%	$70.325	01/13/14	$1,545,860

(1)	Individual grants vest in installments of 25% per year on each of the first through the fourth anniversaries of the grant date.

(2)	All options were made at 100% of fair market value as of the date of the grant.

(3)	In accordance with Securities and Exchange Commission rules, the Black-Scholes option pricing model was chosen to estimate the grant date present value of the options set forth in this table. The company does not believe that the Black-Scholes model, or any other model, can accurately determine the value of an option. Accordingly, there is no assurance that the value realized by an executive, if any, will be at or near the value estimated by the Black-Scholes model. Future compensation resulting from option grants is based solely on the performance of the company’s stock price. The Black-Scholes ratios were determined using the following assumptions: a volatility of 26.73%, a historic average dividend yield of 0.00%, a risk-free interest rate of 3.29% on the grant date and a five year expected life. Additionally, award values are adjusted to reflect the impact of forfeiture risk due to vesting criteria.

AGGREGATED OPTIONS/ SAR EXERCISES IN LAST FISCAL YEAR

AND FISCAL YEAR-END OPTION/ SAR VALUES(1)

			Number of Securities
			Underlying Unexercised		Value of Unexercised “In the
			Options/SARS at		Money” Options/SARS at
	Shares Acquired		Fiscal Year-End(#)		Fiscal Year-End($)(2)
	on	Value
Name	Exercise(#)(3)	Realized($)(3)	Exercisable	Unexercisable	Exercisable	Unexercisable(4)

J. Raymond Elliott	270,000	14,045,353	625,187	815,419	$30,603,510	$27,569,927
Sam R. Leno	100,000	4,990,622	107,868	274,624	$5,312,059	$9,013,801
Bruno A. Melzi	74,472	3,660,590	91,268	188,200	$4,613,791	$6,098,741
Bruce E. Peterson	184,592	9,136,895	69,015	208,412	$3,335,841	$7,063,026
David C. Dvorak	—	—	67,477	156,491	$3,162,673	$4,390,233

(1)	All options were granted at 100% of fair market value.

(2)	The closing price of the company’s common stock as reported by the New York Stock Exchange on December 31, 2004 was $80.12. Value is calculated on the basis of the difference between the exercise price and $80.12, multiplied by the number of shares of the company’s common stock underlying “in-the-money” options.

(3)	Value realized is calculated on the basis of the difference between the exercise price and the closing price of the company’s common stock as reported by the New York Stock Exchange on the date of exercise, multiplied by the number of shares of the company’s common stock underlying the options exercised.

(4)	For Messrs. Elliott, Melzi and Peterson, the value of “Unexercisable” stock options includes the year-end value of stock options which have price thresholds for exercisability above the exercise price. As of December 31, 2004, all price thresholds had been attained.

Pension Benefits

     The executive officers named in the Summary Compensation Table are participants in the Zimmer Holdings, Inc. Retirement Income Plan, a non-contributory pension plan. We have also adopted a non-contributory supplemental pension plan. Our retirement income plan and supplemental pension plan provide all participants with credit for their service years with our former parent. Benefits payable under our plans will be offset by the value of benefits payable to participants under the former parent’s plans.

     The following is a summary of the terms of our retirement income plan and our supplemental pension plan as those plans apply to the executive officers named in the Summary Compensation Table.
     Participants are given full credit under our retirement income plan for service and compensation accrued under the former parent’s plan. Under our retirement income plan, pension benefits are determined by final average annual compensation, where annual compensation is the sum of a participant’s annualized base salary as of the last day of the year and any bonus payments received in such year. The amounts shown in the columns labeled “Salary” and “Bonus” in the Summary Compensation Table

ZIMMER HOLDINGS, INC.	2005 PROXY STATEMENT

for a given year reflect the dollar value of base salary and bonus earned during such year. The normal retirement benefit will equal 2% of final average pay times years of service (up to a maximum of 40 years) minus 1/70th of estimated primary Social Security benefit at age 65 times years of service (up to a maximum of 40 years). Normal retirement age is 65. Participants will also be able to retire beginning at age 55, if they have at least 10 years of service, and begin to receive benefits at that time. The early retirement benefit will be calculated in the same manner as the normal retirement benefit, except that the accrued benefits will be reduced based on the participant’s age at the time of retirement. A participant with ten years of service will be able to receive 100 percent of the benefit at retirement between ages 60 and 65. Benefits payable under our retirement income plan will be offset by the value of benefits payable to the recipient under the former parent’s plan.

     Federal laws place limitations on compensation amounts that may be included under our retirement income plan. Pension amounts based on our retirement income plan formula which exceed the applicable limitations will be paid under the Benefit Equalization Plan of the Zimmer Holdings, Inc. Retirement Income Plan. In addition, under the benefit equalization plan, participants will receive recognition for years of service in excess of 40, if any, and annual compensation for a given year will include any bonus amounts earned (rather than paid) for such year. The purpose of this benefit equalization plan is to provide benefits for certain employees participating in our retirement income plan whose funded benefits under that plan are or will be limited by application of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and the Internal Revenue Code of 1986, as amended (the “Code”). Our benefit equalization plan is intended to be an “excess benefit plan,” as that term is defined under ERISA with respect to those participants whose benefits under our retirement income plan have been limited by Section 415 of the Code, and a “top hat” plan meeting the requirements of the appropriate sections of ERISA with respect to those participants whose benefits under our retirement income plan have been limited by Section 401(a)(17) of the Code. As with the retirement income plan, benefits payable under the benefit equalization plan will be offset by the value of benefits payable to the recipient under the former parent’s plan.

     The following table sets forth the aggregate annual benefit payable upon retirement at normal retirement age for each level of remuneration specified at the listed years of service.

PENSION PLAN TABLE

	Years of Service

Remuneration	15	20	25	30	35

$200,000	$60,000	$80,000	$100,000	$120,000	$140,000
500,000	150,000	200,000	250,000	300,000	350,000
1,000,000	300,000	400,000	500,000	600,000	700,000
1,500,000	450,000	600,000	750,000	900,000	1,050,000
2,000,000	600,000	800,000	1,000,000	1,200,000	1,400,000

     Benefit amounts shown are straight-life annuities before the deduction for Social Security benefits. As of December 31, 2004, the executive officers named in the Summary Compensation Table had the following years of credited service for pension plan purposes: Mr. Elliott – 13.00 years; Mr. Leno – 4.00 years; Mr. Peterson – 12.18 years; and Mr. Dvorak – 3.135 years.

     The company has granted Mr. Elliott additional age and service credit for purposes of calculating his pension benefits from the company and determining his eligibility for retiree health and life insurance benefits. For purposes of determining the extent of any early retirement pension subsidies, Mr. Elliott will be deemed to have attained age 55 as of August 6, 2001, the date of the separation from the former parent, and he will be entitled to those subsidies upon the commencement of his company pension benefits at or after his actual attainment of age 55. Also, for purposes of calculating the amount of his pension benefits and determining his eligibility for retiree health and life insurance benefits, Mr. Elliott will be deemed to have accumulated 10 years of service and 10 years of credited service with the company as of August 6, 2001. These additional pension benefits will be paid from the company’s general assets pursuant to the company’s supplemental pension plan or a similar unfunded, nonqualified pension benefit arrangement, and will be offset by the supplemental pension benefits paid to Mr. Elliott by the former parent. The additional pension benefits from the company will be paid at the same time and in the same form as the other supplemental benefits payable to Mr. Elliott under the company’s supplemental pension plan.

Retention Agreement

     Pursuant to a retention agreement entered into with Mr. Elliott in February 2001, Mr. Elliott was awarded 17,544 phantom deferred share units. At the time of Mr. Elliott’s retirement or termination of employment, his units will be distributed to him in the form of a lump sum cash payment equal to the number of units awarded multiplied by the fair market value of company common stock at the time of his retirement or termination, plus the sum of any dividends credited on shares of company common stock from the date of the award to his retirement or termination date.

ZIMMER HOLDINGS, INC.	2005 PROXY STATEMENT

Change in Control Arrangements

     The company has entered into change in control agreements with fourteen executives including each of the executive officers named in the Summary Compensation Table in this Proxy Statement. The agreement with Mr. Peterson expired in January 2005 upon his retirement from the company. The agreements are intended to provide for continuity of management in the event of a change in control of the company. The agreements with Messrs. Elliott, Leno, Melzi and Dvorak have an initial term that ended December 31, 2003 and provide for automatic extensions, beginning on January 1, 2004, in one-year increments, unless either the company or the executive gives prior notice of termination or a change in control shall have occurred prior to January 1 of such year. If a change in control occurs during the term of the agreement, the agreement shall continue in effect for a period of not less than 36 (in the case of Mr. Elliott) or 24 (in the case of the other executives) months beyond the month in which such change in control occurred.

     The agreements provide that the executives could be entitled to certain severance benefits following a change in control of the company and termination of employment. Under each agreement, a change in control would include any of the following events: (1) a “person,” as defined in the Securities Exchange Act of 1934, as amended, acquires 20% or more of the combined voting power of the company’s then outstanding securities; (2) a majority of the company’s directors are replaced during a two-year period; or (3) the stockholders approve a merger or consolidation of the company (unless the stockholders of the company own 75% of the surviving entity) or approve a plan of complete liquidation of the company.
     If, following a change in control, the executive is terminated by the company for any reason other than for cause (as defined in the agreement), or death, or by the executive for good reason (as defined in the agreement), the covered executive would be entitled to a lump sum severance payment equal to three (in the case of Mr. Elliott), two (in the case of Messrs. Leno, Melzi and Dvorak and four other executive officers, the “tier 2 executives”) or one (in the case of five other executives, the “tier 3 executives”) times the sum of the executive’s base salary and target bonus under the company’s Executive Performance Plan. In addition, the executive would receive a payout of any unpaid incentive compensation which has been allocated or awarded to the executive for the completed calendar year preceding the date of termination and a pro rata portion to the date of termination of the aggregate value of all contingent incentive compensation awards to the executive for the current calendar year.
     Further, all outstanding stock options granted to the executive would become immediately vested and exercisable and all restrictions on restricted stock awards would lapse, unless otherwise provided for under a written stock award agreement. The executive would receive a cash amount equal to the unvested portion, if any, of the company’s matching contributions (and attributable earnings) credited to the executive under the Savings and Investment Program. The executive would receive a cash amount or the additional benefit to which the executive would have been entitled had he or she been fully vested and credited with three (Mr. Elliott), two (the tier 2 executives) or one (the tier 3 executives) additional years of service and age for the purpose of calculating his or her tax-qualified and nonqualified pension benefits. For a three (Mr. Elliott), two (the tier 2 executives) or one (the tier 3 executives)-year period after the date of termination, the executive would receive life and health insurance benefits and perquisites substantially similar to those that the executive is receiving immediately prior to the notice of termination. Thereafter, in the case of Mr. Elliott, the executive will be eligible to participate in the company’s retiree medical and dental plans.
     In the event that any payments made to Mr. Elliott or a tier 2 executive in connection with a change in control and termination of employment would be subject to excise tax as excess parachute payments under the Code, the company will “gross up” the executive’s compensation to fully offset such excise taxes provided the payments exceed 110% of the maximum total payment which could be made without triggering the excise taxes. If the aggregate parachute payments exceed such maximum amount but do not exceed 110% of such maximum amount, then the parachute payments would be automatically reduced so that no portion of the parachute payments is subject to excise tax and no gross-up payment would be made.
     In consideration for receiving one of these agreements, each executive signed an agreement not to work for any competitor of the company for a period of one year following termination. Also, to receive the severance benefits provided under the agreements, an executive must sign a general release of claims.

ZIMMER HOLDINGS, INC.	2005 PROXY STATEMENT

Performance Graph

     The following graph compares the performance of the company common stock for the periods indicated with the performance of the S&P 500 Stock Index and the S&P 500 Health Care Equipment Index.

Comparison of Cumulative Total Return

	August 7, 2001	December 31, 2001	December 31, 2002	December 31, 2003	December 31, 2004

Zimmer Holdings, Inc.	$100	$107	$146	$247	$281
S&P 500 Stock Index	$100	$96	$75	$96	$107
S&P 500 Health Care Equipment Index	$100	$115	$100	$133	$149

     Assumes $100 was invested on August 7, 2001 (the first date the company common stock was traded on the New York Stock Exchange) in company common stock and each index. Values are as of December 31 assuming dividends are reinvested. No cash dividends have been declared or paid on company common stock. Returns over the indicated period should not be considered indicative of future returns.

Compensation Committee Interlocks and Insider Participation

     No member of the Compensation and Management Development Committee during 2004 was an officer, employee or former officer of the company or had any relationship requiring disclosure herein pursuant to Securities and Exchange Commission regulations. No executive officer of the company served as a member of a compensation committee or a director of another entity under circumstances requiring disclosure under Securities and Exchange Commission regulations.

ZIMMER HOLDINGS, INC.	2005 PROXY STATEMENT

Equity Compensation Plan Information

     The following table gives information about our common stock that may be issued upon the exercise of options, warrants and rights under all of our existing equity compensation plans as of December 31, 2004, including the 2001 Stock Incentive Plan, the TeamShare Stock Option Plan, the Stock Plan for Non-Employee Directors, the Deferred Compensation Plan for Non-Employee Directors, the Employee Stock Purchase Plan and the Independent Sales Representatives Deferred Annual Final Compensation and Equity Incentive Plan.

	A		B	C

				Number of securities
	Number of securities to			remaining available for
	be			future issuance under
	issued upon exercise of		Weighted-average exercise	equity compensation plans
	outstanding options,		price of outstanding options,	(excluding securities reflected
Plan Category	warrants and rights (#)		warrants and rights ($)	in column (A))(#)

Equity compensation plans approved	11,291,282	(3)	$43.60	13,929,986	(4)(5)(6)(7)
by security holders(1)(2)
Equity compensation plans not approved	132,705	(9)	N/A	617,295
by security holders(8)
Total	11,423,987		$43.60	14,547,281

(1)	Consists of the 2001 Stock Incentive Plan, the TeamShare Stock Option Plan, the Stock Plan for Non-Employee Directors, the Deferred Compensation Plan for Non-Employee Directors and the Employee Stock Purchase Plan.

(2)	The table does not take into account the Executive Performance Incentive Plan, which provides for the payment of incentive compensation to certain key executives of the company and which has been approved by security holders. The Compensation and Management Development Committee of the Board of Directors administers the plan and has adopted regulations requiring all payments with respect to awards under the plan be made in cash.

(3)	Includes 3,051,004 options granted prior to the company’s separation from its former parent with respect to common stock of the company’s former parent which were replaced on August 7, 2001 with options to purchase company common stock. The replacement options were intended to preserve the economic value of the original options at the time of the separation. The number of shares of company common stock covered by replacement options was calculated by multiplying the number of shares of common stock of the company’s former parent under the original options by a factor of 2.03614, and the exercise price of the options was decreased by dividing the original exercise price by the same factor. The weighted-average exercise price of the outstanding replacement options as of December 31, 2004 was $27.08.

(4)	The 2001 Stock Incentive Plan provides for the grant of incentive stock options, nonqualified stock options, stock appreciation rights, dividend equivalents, restricted stock, deferred stock units, performance units and performance shares. The maximum number of shares available for awards under the 2001 Stock Incentive Plan with respect to each calendar year is 1.9% of the outstanding shares of company common stock on January 1 of such year, plus shares from the prior year that were (a) available but not awarded; and (b) subject to options or awards which terminated, expired or were canceled, forfeited, exchanged or surrendered without being exercised; tendered to pay the purchase price of options that were exercised; or retained or surrendered to satisfy tax withholding requirements under the plan.

(5)	The Stock Plan for Non-Employee Directors provides for the grant of stock options, restricted stock and restricted stock units. A maximum of 2,000,000 shares of company common stock is available for issuance pursuant to awards under the plan.

(6)	The Deferred Compensation Plan for Non-Employee Directors provides for the mandatory deferral of certain compensation payable to the company’s non-employee directors in the form of deferred share units. Such deferred share units are payable in shares of company common stock after cessation of the individual’s service as a director. The plan does not specify a maximum number of shares of company common stock that may be issued under the plan.

(7)	Includes 2,822,696 shares available for purchase under the Employee Stock Purchase Plan.

(8)	Consists of the Independent Sales Representatives Deferred Annual Final Compensation and Equity Incentive Plan, which is described below.

(9)	This number is the sum of the actual deferred stock units awarded under the plan as of December 31, 2004 (102,836) and the number of deferred stock units that would have been awarded (29,869) if all outstanding stock option units as of December 31, 2004 (113,145) were converted into deferred stock units as of December 31, 2004.
     The Independent Sales Representatives Deferred Annual Final Compensation and Equity Incentive Plan is an unfunded, deferred compensation plan for the company’s independent distributors. Participants may allocate their account balances in 10% increments among stock option units, deferred stock units and a non-interest bearing deferred compensation account. A participant’s stock option units will be converted into deferred stock units upon the earlier of (1) the ten-year anniversary of the date of grant of the applicable stock option unit, or (2) the date of the termination of the participant’s distributor agreement. Deferred stock units will be converted into shares of common stock on a one-to-one basis upon distribution from the plan. Participants may elect to receive distributions of their interest in the plan in annual installments over a period of three to ten years. In general, the maximum number of shares of company common stock that may be issued under the plan in any year, together with any shares awarded under the 2001 Stock Incentive Plan and the TeamShare Stock Option Plan, may not exceed 1.9% of the shares of common stock outstanding as of January 1, plus, in any year, the number of shares that were available for options and awards in the prior year but were not awarded. In addition, the maximum number of shares that may be issued over the life of the plan is 750,000.

ZIMMER HOLDINGS, INC.	2005 PROXY STATEMENT

Proposal 1. Election of Director

     One director is to be elected at the meeting for a three-year term ending at the 2008 Annual Meeting. J. Raymond Elliott, who is presently a director of the company, has been nominated by the Board of Directors for election at this Annual Meeting. The accompanying proxy will be voted for the Board of Directors’ nominee, except where authority to so vote is withheld. Should the nominee be unable to serve, the proxy will be voted for such person as shall be designated by the Board of Directors.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE NOMINEE FOR DIRECTOR.

Proposal 2. Approval of Amendment to the Zimmer Holdings, Inc. TeamShare Stock Option Plan

     The Board of Directors has adopted an amendment to the Zimmer Holdings, Inc. TeamShare Stock Option Plan (the “TeamShare Plan”) and directed that the amendment be submitted to the stockholders for consideration and approval at the Annual Meeting. The amendment would increase from 3,000,000 to 13,000,000 the total number of shares available for issuance pursuant to all awards made under the plan, and would extend the term of the plan, which is currently scheduled to terminate on August 6, 2006, to December 31, 2010.

     The TeamShare Plan provides for the grant of nonqualified stock options to substantially all company employees. The number of persons currently eligible to participate in the TeamShare Plan is approximately 5,650. This represents an increase of approximately 80% in the number of eligible participants since the plan was adopted. As of February 22, 2005, an aggregate of 2,562,455 shares were covered by options granted under the plan that had not been forfeited or expired.
     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” APPROVAL OF THE AMENDMENT TO THE ZIMMER HOLDINGS, INC. TEAMSHARE STOCK OPTION PLAN.

Summary of the TeamShare Plan

Purpose

     The purpose of the TeamShare Plan is to advance the company’s interests and the interests of its subsidiaries and affiliates by giving substantially all employees a stake in the company’s future growth, in the form of stock options, thereby improving such employees’ long-term incentives and aligning their interests with those of the company’s stockholders.

Administration

     The TeamShare Plan is administered by the Board of Directors through the Compensation and Management Development Committee (the “Committee”), which is composed entirely of non-employee directors who are intended to meet the criteria of “outside director” under Section 162(m) of the Code and “non-employee director” under Section 16 of the Securities Exchange Act of 1934, as amended. The Committee selects the employees to whom options may be granted or offered, determines the number of option shares to be granted to any employee, the dates of such grants and the terms and conditions of such options, prescribes the form of the documents to be used in the administration of the options granted and interprets and construes the provisions of the TeamShare Plan.

Amount of Stock Available for Grants

     If the amendment of the TeamShare Plan is approved by the stockholders, the number of shares of common stock which may be issued under the TeamShare Plan would be increased from 3,000,000 to 13,000,000. This limitation is subject to adjustment as a result of changes in the outstanding stock of the company by reason of stock dividends, recapitalizations, mergers, consolidations, split-ups, combinations, exchanges or distributions of shares. Generally, if options granted under the TeamShare Plan terminate, expire, or are canceled, forfeited, exchanged or surrendered without having been exercised, the shares subject to such options shall again be available for awards under the TeamShare Plan.

Eligibility

     An option may be granted to an employee who is actively employed with the company or a subsidiary or affiliate on the grant date if the employee (a) regularly works or is expected to work 1,000 hours in a twelve consecutive month period, (b) is not a leased employee, and (c) is not a key executive of the company or any of its subsidiaries or affiliates.

ZIMMER HOLDINGS, INC.	2005 PROXY STATEMENT

Terms and Conditions of Options

     The Committee establishes and approves the option agreement form by which options under the TeamShare Plan are granted subject to the following terms and conditions.

     Option Price. The option price for each option granted will be fixed by the Committee and generally must be at least equal to the fair market value of the stock on the date of grant.
     Option Period. The period during which each option may be exercised will be fixed by the Committee, but may not exceed ten years from the date the option is granted. In no event may any option be exercised (a) unless the optionee has been employed by the company or any of its subsidiaries or affiliates for at least one year after the date such option was granted to such optionee or (b) after the expiration of its stated term.
     Consideration. Each optionee must remain continuously employed by the company or its subsidiaries or affiliates for at least one year after the date the option is granted to the optionee.
     Exercise of Option. Options may be exercised in whole or in part by delivering notice to the company or its designee at such address and in such form as shall be designated by the Committee.
     The Committee has the discretion to establish the methods and procedures that an optionee may use to exercise and pay the option exercise price. The option exercise price must be paid in full at the time of exercise and the optionee must pay any tax required to be withheld by the company. This payment may be paid in any manner that the Committee approves, including the withholding of shares of stock that would otherwise be distributed.
     Transfer of Options. Options granted under the TeamShare Plan may not be transferred by an optionee other than by will or by the laws of descent and distribution, and an option will be exercisable during the optionee’s lifetime only by the optionee.
     Termination of Employment Other Than by Retirement, Disability or Death. In the case of an optionee who terminates employment other than by retirement, disability or death, the optionee’s vested options under the TeamShare Plan may be exercised, if at all, within three months after the date of such termination of employment, but in no event after the expiration of the option exercise period. Nonvested options held by an optionee who terminates employment will lapse on the date of such termination of employment, unless the Committee determines otherwise.
     Retirement of Optionee. If an optionee, after having completed one continuous year of employment following the date of the grant of an option, retires on or after (a) the optionee’s 65th birthday or (b) the optionee’s 55th birthday if the optionee has completed 10 years of service, he or she may exercise the optionee’s option for the remainder of the option period, unless the Committee determines otherwise.
     Disability of Optionee. If an optionee becomes disabled, the optionee will be treated as though the optionee’s employment continued until the earlier of (a) the cessation of disability benefits or payments, (b) the optionee’s death or (c) the optionee’s 65th birthday.
     Death of Optionee. If an optionee dies while in the employ of the company, if the optionee has completed one continuous year of employment following the date of grant of the option, the optionee’s options will become immediately exercisable by the heirs or personal representatives of the optionee until the expiration of the option period. If an optionee dies while in the employ of the company, but before the first anniversary of the grant date, the options will immediately lapse. If an optionee dies after retirement and after the optionee’s completion of one continuous year of employment following the date of grant of the options, the optionee’s options will become immediately exercisable by the heirs or personal representatives of the optionee until the expiration of the option period. If an optionee dies after termination of employment, but within the three month period following termination and provided that the optionee completed three continuous years of employment after the date of grant of the options, the options will be exercisable immediately by the heirs or personal representatives of the optionee until the earlier of one year from the date of death or the expiration of the option period.

Prohibition on Repricing

     The TeamShare Plan prohibits the repricing of outstanding options other than with prior stockholder approval or pursuant to the antidilution provisions of the plan for adjustments resulting from stock splits, stock dividends, recapitalizations and similar transactions. The foregoing prohibition also applies to any other transaction that would be treated as a repricing of outstanding options under generally accepted accounting principles.

Federal Income Tax Consequences

     The following is a brief summary of the principal federal income tax consequences of awards under the TeamShare Plan. The summary is based on current federal income tax laws and interpretations thereof, all of which are subject to change at any time, possibly with retroactive effect. The summary is not intended to be exhaustive.

     A participant who receives a nonqualified option does not recognize taxable income upon the grant of the option, and the company is not entitled to a tax deduction. The participant will recognize ordinary income upon the exercise of the option in an

ZIMMER HOLDINGS, INC.	2005 PROXY STATEMENT

amount equal to the excess of the fair market value of the option shares on the exercise date over the option price. Such income will be treated as compensation to the participant subject to applicable withholding requirements. The company is generally entitled to a tax deduction in an amount equal to the amount taxable to the participant as ordinary income in the year the income is taxable to the participant. Any appreciation in value after the time of exercise will be taxable to the participant as capital gain and will not result in a deduction by the company.

Amendment, Modification or Suspension

     The TeamShare Plan may be amended, modified or suspended, in whole or in part, by the Board at any time, provided that no amendment, modification or suspension may alter or impair any option or award previously granted under the TeamShare Plan, without the written consent of the optionee.

Term of the Plan

     The TeamShare Plan is currently scheduled to terminate on August 6, 2006. If the amendment of the plan is approved by the stockholders, the plan will terminate on December 31, 2010.

Incorporation by Reference

     The above description is only a summary of the TeamShare Plan and is qualified in its entirety by reference to its full text as proposed to be amended, a copy of which is included in this Proxy Statement as Appendix C.
     See “Plan Benefits” below for a description of awards made under the TeamShare Plan for 2004.

PLAN BENEFITS

     The grant of awards under the TeamShare Plan is entirely within the discretion of the Compensation and Management Development Committee of the Board of Directors. We cannot determine, and therefore we have not disclosed, the benefits or amounts that will be awarded in the future under the plan.

     The closing price of company common stock on March 15, 2005 was $79.25.
     The following table sets forth the awards received by or allocated to the persons listed under the TeamShare Plan for 2004.

Number of Securities
Underlying Nonqualified
Name and Position	Stock Options Granted

J. Raymond Elliott	0
Chairman, President and Chief Executive Officer
Sam R. Leno	0
Executive Vice President, Corporate Finance and Operations and Chief Financial Officer
Bruno A. Melzi	0
Chairman, Zimmer International
Bruce E. Peterson	0
Chairman, Zimmer Americas
David C. Dvorak	0
Executive Vice President, Corporate Services, Chief Counsel and Secretary
All current executive officers as a group	0
All current directors who are not executive officers as a group	0
All employees, including all current officers who are not executive officers, as a group	1,054,365

Proposal 3. Ratification of Selection of Independent Auditor

     The Audit Committee has selected PricewaterhouseCoopers LLP (“PwC”) as the company’s independent auditor for 2005. PwC served as the company’s independent auditor for 2003 and 2004. The company expects that representatives of PwC will be present at the Annual Meeting and will be available to respond to appropriate questions. They will also have an opportunity to make a statement if they desire to do so.

     In response to a stockholder proposal presented at the 2004 Annual Meeting that was approved by a majority of stockholders, the Board of Directors has resolved to submit the selection of the company’s independent auditor to stockholders for ratification at each Annual Meeting. If a majority of stockholders voting on the matter do not ratify the selection of the

ZIMMER HOLDINGS, INC.	2005 PROXY STATEMENT

independent auditor, the Audit Committee will reconsider its choice of independent auditor taking into consideration the views of the stockholders and may, but will not be required to, appoint a different independent auditor.

     The following table sets forth the aggregate fees billed by PwC for audit, audit-related, tax and all other services for 2004 and 2003.

	2004	2003

Audit Fees(1)	$4,129,000	$2,687,000
Audit-Related Fees(2)	353,000	1,888,000
Tax Fees(3)	436,000	310,000
All Other Fees(4)	-0-	990,000

	$4,918,000	$5,875,000

(1)	Includes fees for professional services rendered in auditing the company’s consolidated financial statements included in the annual report on Form 10-K and the company’s internal control over financial reporting, reviewing interim financial statements included in quarterly reports on Form 10-Q, performing statutory audits in various countries, reviewing material in connection with Japanese securities reports and, for 2003, reviewing material in connection with Centerpulse AG accounting matters.

(2)	Includes fees for assurance and related services that are reasonably connected to the performance of the audit or review of the company’s financial statements and that are not disclosed under “Audit Fees” above. These audit-related services consist primarily of audits of employee benefit plans, accounting research and consultation, restructuring-related statutory audits for various countries, and, for 2003, audit and due diligence services related to the Centerpulse AG transaction, work associated with the change in accounting policy for instruments, and services associated with the acquisition of Implex Corp. For 2003, $1,609,000 of the audit-related fees were attributable to services performed with respect to the Centerpulse AG transaction.

(3)	Includes fees for professional services rendered to the company for tax compliance, tax advice and tax planning. For 2004, $237,000 of these fees relate to tax compliance services and $199,000 of these fees relate to tax consulting and advisory services.

(4)	Includes fees for all other services provided to the company. For 2003, all of these fees relate to services performed by PwC concerning the company’s acquisitions of Centerpulse AG and InCentive Capital AG.

Pre-Approval Policies and Procedures

     The Audit Committee pre-approves all audit and permissible non-audit services to be provided to the company by its independent auditor prior to commencement of services. Mr. Glasscock, Audit Committee Chairman, has the delegated authority to pre-approve such services up to a specified aggregate fee amount and these pre-approval decisions are presented to the full Audit Committee at its next scheduled meeting.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR”
RATIFICATION OF THE SELECTION OF PWC AS THE COMPANY’S INDEPENDENT AUDITOR FOR 2005.

Proposal 4. Consideration of Stockholder Proposal Relating to Auditor Independence

     The Sheet Metal Workers’ National Pension Fund, 601 N. Fairfax Street, Suite 500, Alexandria, Virginia 22314, beneficial owner of approximately 7,620 shares of the company’s common stock, has informed the company that it intends to submit the following proposal at this year’s meeting:

Resolved, that the shareholders of Zimmer Holdings, Inc. (“Company”) request that the Board of Directors and its Audit Committee adopt a policy stating that the public accounting firm retained by our Company to audit the Company’s financial statements will perform only “audit” and “audit-related” work for the Company and not perform services generating “tax fees” and “all other fees” as categorized under U.S. Securities and Exchange Commission (“SEC”) regulations.

     Supporting Statement: The issue of auditor independence has been a major concern for investors and the markets since the demise of Enron. In response to numerous incidences of accounting fraud that shook the foundations of the corporate financial auditing and reporting system, both Congress and the SEC have responded with important reforms. However, we believe that more needs to be done to limit the potential impairment of auditor independence.

     The Sarbanes-Oxley Act (“Sarbanes-Oxley”) was a strong effort to deal with various aspects of the auditor independence issue. Sarbanes-Oxley enhanced the role of board audit committees in retaining and monitoring audit firms, while limiting the types of non-audit services that audit firms are permitted to perform for audit clients. The SEC followed-up with enhanced reporting requirements (Release No. 33-8183, May 6, 2003) that provide investors better insight into the range of services beyond audit services for which an audit firm is being utilized. The following categories of service fees must be reported: (1) Audit Fees; (2) Audit-Related Fees; (3) Tax Fees; and (4) All Other Fees.
     Fee disclosures indicate that our Company paid the firm retained to audit the Company’s financial statements more for non-audit services than for the audit work. Specifically, our Company paid more in combined fees for “audit-related,” “tax” and “all

ZIMMER HOLDINGS, INC.	2005 PROXY STATEMENT

other” work performed by the audit firm than it did for the “audit” work performed by the firm. We believe this imbalance is unhealthy and a potential threat to auditor independence at our Company. Further, when this imbalance occurs we believe it is time for the Board’s Audit Committee to adopt a policy that addresses the issue.

     Our resolution presents a straightforward and effective response: The Board and the Audit Committee should adopt a policy that limits the public accounting firm retained to audit the Company’s financial statements to performing only “audit” and “audit-related” work. We believe that limiting the audit to providing only audit and audit-related services would be another positive step in protecting auditor independence.
     We urge your support for this reasonable measure to advance auditor independence.

Statement in Opposition

The Board of Directors unanimously recommends a vote “AGAINST” adoption of this proposal for the following reasons:

     The Board of Directors, the Audit Committee and management respect the important role that auditor independence plays in ensuring the integrity of the company’s financial statements, protecting the interests of stockholders and building confidence in the company’s accounting and financial reporting systems. For that reason, the Audit Committee is active in monitoring and maintaining the independence of the company’s independent auditor, currently PricewaterhouseCoopers LLP. The Board, the Audit Committee and management believe that implementation of the stockholder’s proposal would be inconsistent with, and unnecessary in light of, comprehensive federal laws and regulations regarding auditor independence. Furthermore, the Board, the Audit Committee and management believe that, if implemented, this proposal would prevent the Audit Committee from exercising its appropriate business judgment and would not be consistent with the interests of stockholders.

     In enacting the Sarbanes-Oxley Act of 2002 and adopting the rules and regulations promulgated thereunder, Congress and the Securities and Exchange Commission (the “SEC”) specifically determined not to prohibit the provision of all non-audit services by a company’s independent auditor. Rather, they determined to prohibit the provision of only certain identified non-audit services and to require companies’ audit committees to evaluate in advance whether to approve the retention of the independent auditor to provide services that are not prohibited. Implementation of the stockholder’s proposal would be inconsistent with the judgment of Congress and the SEC that a blanket prohibition of certain tax and other non-audit services was not appropriate.
     Congress and the SEC further determined to require detailed disclosure of the fees paid by a company to its independent auditor for audit services, audit-related services, tax services and other non-audit services, as well as the audit committee’s policies and procedures for pre-approval of services by the independent auditor. This detailed information is provided on page 22 of this Proxy Statement. The Audit Committee pre-approval requirement ensures a thorough consideration by the Audit Committee of the impact on auditor independence of each proposed non-audit service. That evaluation takes into account the principles that Congress and the SEC articulated as critical to maintenance of auditor independence, that is, that an auditor not function in the role of management, not audit his or her own work and not serve in an advocacy role for his or her client. The Audit Committee actively monitors the company’s use of its independent auditor on a quarterly basis to ensure the firm’s independence is preserved and that the committee’s pre-approval policies and procedures are followed.
     The proponent makes the point that the company paid PricewaterhouseCoopers LLP more in combined fees for “audit-related,” “tax” and “all other” services than for “audit” services in 2003. What the proponent fails to point out, though it was clearly disclosed in last year’s proxy statement, is that 85% of the “audit-related” fees and 100% of the “all other” fees in 2003 related to services performed in connection with the company’s acquisition of Centerpulse AG. As shown on page 22 of this Proxy Statement, absent such an extraordinary transaction in 2004, “audit-related” fees paid to the company’s independent auditor decreased dramatically in 2004 and “all other” fees were eliminated completely.
     The Board believes that the stockholder’s proposal would unnecessarily restrain the Audit Committee’s flexibility in securing services for the company. The Board also believes that prohibiting the company’s independent auditor from providing certain permitted non-audit services could result in inefficiencies and increased costs to the company. There are circumstances when the company can realize considerable cost and time savings by using its independent auditor to provide discrete non-audit related matters that take advantage of the independent auditor’s considerable knowledge of the company. In such circumstances, the Board of Directors believes that it is in the best interests of the company and its stockholders to maintain the flexibility provided under applicable laws and regulations, subject to the Audit Committee’s approval, including a determination that such services do not impair auditor independence.

ZIMMER HOLDINGS, INC.	2005 PROXY STATEMENT

     In light of the protections already in place, as overseen by the Board’s independent Audit Committee, the Board of Directors believes that the independence of the company’s outside auditor will not be impaired by the provision of certain non-audit services as permitted under the Sarbanes-Oxley Act and the SEC’s rules and regulations. The Board also believes that implementing this stockholder proposal will likely result in additional time and expense, without a corresponding benefit, for the company.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “AGAINST” THE ADOPTION OF THIS STOCKHOLDER PROPOSAL. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY OTHERWISE IN THEIR PROXIES.

2006 PROXY PROPOSALS

     To be considered for inclusion in next year’s proxy statement, the company must receive stockholder proposals relating to the 2006 Annual Meeting of Stockholders at its principal executive offices, 345 East Main Street, Warsaw, Indiana 46580, attention: Secretary, no later than November 22, 2005.

     Under the company’s Restated By-Laws, as amended, no business may be brought before an Annual Meeting except as set forth in the notice of the meeting or as otherwise brought before the meeting by or at the direction of the Chairman of the Board or by a stockholder entitled to vote who has delivered notice to the company containing certain information set forth in the Restated By-Laws, as amended, not later than the 90th day nor earlier than the 120th day prior to the first anniversary of the preceding year’s Annual Meeting. For the company’s meeting in 2006, the company must receive this notice no later than February 1, 2006 and no earlier than January 2, 2006. However, in the event that the 2006 Annual Meeting is called for a date that is more than 30 days before or more than 60 days after May 2, 2006, notice must be delivered no earlier than the 120th day prior to the 2006 Annual Meeting and not later than the later of the 90th day prior to the 2006 Annual Meeting or the 10th day following the day public announcement of the date of the meeting is first made. These notice requirements are deemed satisfied by a stockholder who has complied with SEC Rule 14a-8 and whose proposal is included in the company’s proxy statement. A copy of the by-law provisions discussed above may be obtained by writing the company at its principal executive offices, 345 East Main Street, Warsaw, Indiana 46580, attention: Secretary.

INCORPORATION BY REFERENCE

     The sections of this Proxy Statement entitled “Audit Committee Report,” “Compensation and Management Development Committee Report” and “Performance Graph” do not constitute soliciting material and should not be deemed filed or incorporated by reference into any other company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the company specifically incorporates them by reference therein.

ZIMMER HOLDINGS, INC.	2005 PROXY STATEMENT

Appendix A

ZIMMER HOLDINGS, INC.
CATEGORICAL STANDARDS OF DIRECTOR INDEPENDENCE

     As permitted by the rules of the New York Stock Exchange, the Board has adopted categorical standards to assist it in making determinations of independence. These standards incorporate, and are consistent with, the definition of “independent” contained in the New York Stock Exchange listing rules. Any determination of independence for a director who does not meet these standards will be specifically explained in the Company’s proxy statement. The standards are as follows:

     A. A director will not be independent if, within the preceding three years:

1. the director was employed by the Company;

2. an immediate family member of the director was employed by the Company as an executive officer;

3. the director, or an immediate family member of the director, received more than $100,000 during any twelve-month period in direct compensation from the Company, other than director and Board committee fees or deferred compensation for prior service;

4. the director was (but is no longer) a partner or employee of the Company’s internal or external auditor and personally worked on the Company’s audit within that time or is a current partner or employee of such firm;

5. an immediate family member of the director was (but is no longer) a partner or employee of the Company’s internal or external auditor and personally worked on the Company’s audit within that time or is a current employee of such firm and participates in the firm’s audit, assurance or tax compliance practice or is a current partner of the firm;

6. an executive officer of the Company was on the compensation committee of the board of directors of a company that concurrently employed the director or employed an immediate family member of the director as an executive officer; or

7. a company made payments to or received payments from the Company for property or services in an amount which, in any single fiscal year, exceeded the greater of $1 million or 2% of such other company’s consolidated gross revenues, and such company currently employs the director or currently employs an immediate family member of the director as an executive officer.

     B. A director will not be independent if:

1. the director is employed as an executive officer of a company that is indebted to the Company, or to which the Company is indebted, and the total amount of either company’s indebtedness to the other is more than 5% of the total consolidated assets of the company that employs the director;

2. the Company owns or controls more than 5% of the outstanding equity interests of a company that employs the director as an executive officer; or

3. the director serves as an officer, director or trustee of a charitable organization, and the Company’s discretionary charitable contributions to the organization are more than 5% of the organization’s total annual charitable receipts or more than 10% of the Company’s total annual charitable contributions. (Any automatic matching of employees’ charitable contributions would not be included in the Company’s annual charitable contributions for this purpose).

     C. A director will not be independent for purposes of serving on the Company’s Audit Committee if:

1. the director or an immediate family member of the director accepts any consulting, advisory, or other compensatory fee from the Company, other than director or Board committee fees or fixed amounts of compensation under a retirement plan or deferred compensation plan for prior service;

2. the director is a partner, member, managing director or executive officer of, or occupies a similar position with, an entity which provides accounting, consulting, legal, investment banking or financial advisory services to the Company; or

3. the director is an affiliate of the Company apart from the director’s capacity as a member of the Board and any Board committee.

A-1

ZIMMER HOLDINGS, INC.	2005 PROXY STATEMENT

     D. For purposes of these director independence standards:

1. references to the Company include the Company’s consolidated subsidiaries;

2. a director’s “immediate family members” include his or her spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law and anyone (other than domestic employees) who shares the director’s home; and

3. an “affiliate” of the Company is a person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the Company.

     E. Transition Rule:

     The three-year look-back period set forth in paragraph A above began to apply November 4, 2004. Prior to that, a one-year look-back period applied.

A-2

ZIMMER HOLDINGS, INC.	2005 PROXY STATEMENT

Appendix B

CHARTER OF THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS OF
ZIMMER HOLDINGS, INC.

Purpose

     The Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of Zimmer Holdings, Inc. (the “Company”) is appointed by the Board to assist the Board in fulfilling its responsibility to oversee (1) the integrity of the Company’s financial statements, (2) the independent auditor’s qualifications and independence, (3) the performance of the Company’s internal audit function and independent auditors, and (4) the Company’s compliance with legal and regulatory requirements.

     The Committee is also responsible for producing the annual report required by the rules of the Securities and Exchange Commission (the “SEC”) to be included in the Company’s proxy statement.

Committee Membership

     The Committee shall consist of at least three directors. The members of the Committee shall meet the independence and experience requirements of the New York Stock Exchange and Rule 10A-3(b)(1) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). At least one member of the Committee shall be an “audit committee financial expert” as defined by the SEC. Committee members shall not simultaneously serve on the audit committees of more than two other public companies.

     The members and the Chair of the Committee shall be appointed by the Board on the recommendation of the Corporate Governance Committee. Committee members may be replaced by the Board. The determination of a director’s qualification to serve on the Committee shall be made by the Board in keeping with the applicable requirements and definitions of the New York Stock Exchange, the Exchange Act and the SEC. The Committee may form and delegate authority to subcommittees of one or more members when appropriate, provided the subcommittees are composed entirely of independent directors.

Committee Authority and Responsibilities

     The Committee’s job is one of oversight, recognizing that the Company’s management is responsible for preparing the Company’s financial statements and for developing and maintaining systems of internal accounting and financial controls and that independent auditors are responsible for their audit of the financial statements and obtaining the necessary understanding of the internal controls to conduct the audit, along with reporting identified areas of improvement in internal controls identified during the course of the audit. The Committee also recognizes that the financial management and the internal and independent auditors have more knowledge and information about the Company than do Committee members. Consequently, in carrying out its oversight responsibilities, the Committee is not providing any expert or special assurance as to the Company’s financial statements or internal controls or any professional certification as to the independent auditor’s work.

     In discharging its oversight role, the Committee shall have full access to all books, records, facilities and personnel of the Company. The Committee shall also have authority to obtain advice and assistance from external legal, accounting or other advisors, without consulting or obtaining the approval of the full Board or any officer of the Company in advance. The Company shall provide appropriate funding, as determined by the Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report and to any advisors employed by the Committee.
     The following functions shall be the common recurring activities of the Committee in carrying out its oversight responsibilities:

Oversight of the Company’s Relationship with the Independent Auditor

     1. The Committee shall be directly responsible for the appointment, compensation, retention and oversight of the work of the independent auditor, including resolution of disagreements between management and the independent auditor regarding financial reporting. The independent auditor shall report directly to the Committee.

     2. The Committee’s appointment of the independent auditor shall be submitted to the stockholders of the Company for ratification at each annual meeting of stockholders. If a majority of stockholders voting on the matter do not ratify the Committee’s selection, the Committee will reconsider its choice of independent auditor taking into consideration the views of the stockholders and may, but will not be required to, appoint a different independent auditor.

ZIMMER HOLDINGS, INC.	2005 PROXY STATEMENT

     3. The Committee shall preapprove all auditing services and permissible non-audit services, including the fees and terms thereof, to be provided to the Company by the independent auditor, either before the independent auditor is engaged for the particular service or pursuant to preappoval policies and procedures established by the Committee, subject to the de minimis exception for non-audit services described in Section 10A(i) of the Exchange Act.

     4. The Committee shall, at least annually, obtain and review a report by the independent auditor describing (a) the independent auditor’s internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, and (c) any steps taken to deal with any such issues.
     5. The Committee shall review and evaluate the lead partner of the independent auditor team.
     6. The Committee shall receive from the independent auditor, at least annually, a formal written report delineating all relationships between the independent auditor and the Company consistent with Independence Standards Board Standard No. 1, as amended or supplemented. The Committee shall discuss with the independent auditor the independent auditor’s independence, including any relationships or services that may impact the objectivity and independence of the independent auditor and shall recommend, if necessary, that the Board take appropriate action in response to the independent auditor’s report to satisfy itself of the auditor’s independence.
     7. The Committee shall evaluate the qualifications, performance and independence of the independent auditor, including considering whether the auditor’s quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the auditor’s independence, and taking into account the opinions of management and internal auditors. The Committee shall present to the Board its conclusions with respect to the independent auditor.
     8. The Committee shall be responsible for ensuring the rotation of the independent auditor’s lead or coordinating audit partner having primary responsibility for the Company’s audit, the concurring or reviewing partner and other audit engagement team partners as required by law.
     9. The Committee shall consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the independent auditing firm on a regular basis.
     10. The Committee shall recommend to the Board policies for the Company’s hiring of employees and former employees of the independent auditor who participated in the audit of the Company.

Financial Statement and Disclosure Matters

     11. The Committee shall review with the independent auditor and with management the proposed scope of the annual audit, past audit experience, the Company’s program for the internal examination and verification of the Company’s accounting documents and supporting data, recently completed internal examinations of the Company’s accounting documents and supporting data and other matters bearing upon the scope of the audit.

     12. The Committee shall meet to review and discuss with management and the independent auditor the Company’s annual audited financial statements to be included in the Company’s Annual Report on Form 10-K (or the Annual Report to Shareholders if distributed prior to the filing of Form 10-K), including reviewing the Company’s specific disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and shall discuss with the independent auditor the matters required to be discussed by Statement of Auditing Standards (“SAS”) No. 61, as amended or supplemented.
     13. Based on the reviews and discussions referred to in paragraphs 5 and 11 of this Charter, the Committee shall determine whether to recommend to the Board that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K.
     14. In connection with the review by the independent auditor of the financial information included in the Company’s Quarterly Reports on Form 10-Q, the Committee shall meet to review and discuss with management and the independent auditor the quarterly financial statements prior to their public release, including reviewing the Company’s specific disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and shall discuss with the independent auditor the matters required to be discussed by SAS No. 61, as amended or supplemented.
     15. The Committee shall discuss with management the Company’s earnings press releases, and review the type and presentation of information to be included therein, including the use of “pro forma” or “adjusted” non-GAAP information, and the Committee shall from time to time discuss in general the types of financial information and earnings guidance to be disclosed and the type of presentations to be made to analysts and rating agencies, provided that the Committee is not required to discuss in advance each instance in which the Company may provide earnings guidance or other information to analysts or rating agencies.
     16. The Committee shall review major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles.

ZIMMER HOLDINGS, INC.	2005 PROXY STATEMENT

     17. The Committee shall review major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies.

     18. The Committee shall review analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements.
     19. The Committee shall review the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company.
     20. The Committee shall review and discuss reports from the independent auditor on:

a. all critical accounting policies and practices to be used;

b. all alternative treatments of financial information within GAAP that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and

c. other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

     21. The Committee shall review with the independent auditor any audit problems or difficulties encountered in the course of the audit work, including any restrictions on the scope of the independent auditor’s activities or on access to requested information, and management’s response.
     22. The Committee shall discuss with management the Company’s policies with respect to risk assessment and risk management, the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures.
     23. The Committee shall review disclosures made to the Committee by the Company’s CEO and CFO during their certification process for the Form 10-K and Forms 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls.

Oversight of the Company’s Internal Audit Function

     24. The Committee shall review and approve the appointment or termination of the director/ vice president of internal audit.

     25. The Committee shall review the significant reports to management prepared by the internal auditing department and management’s responses.
     26. The Committee shall discuss with the independent auditor and management the internal audit department responsibilities, budget and staffing and any recommended changes in the planned scope of the internal audit.
     27. The Committee shall review with the Board the performance of the Company’s internal audit function.

Other Responsibilities

     28. The Committee shall establish and maintain procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

     29. The Committee shall receive reports on material legal and regulatory affairs, including litigation, and monitor the Company’s annual Code of Business Conduct documentation and corrective actions.
     30. The Committee shall obtain from the independent auditor assurance that the provisions of Section 10A(b) of the Exchange Act respecting the detection and reporting of illegal acts have not been implicated.
     31. The Committee shall be responsible for ensuring that the Company has an effective information technology disaster recovery plan.
     32. The Committee shall review and make recommendations to the Board concerning the Company’s policies with regard to affiliate transactions and also with regard to review of CEO and selected officers’ expense accounts and verification of perquisites policies. Affiliates in this context are defined as employees, directors, and other parties closely related to the Company.
     33. The Committee shall review and make recommendations to the Board concerning the Company’s financing plans and policies.
     34. The Committee shall meet at least four times per year, or more frequently as circumstances dictate. Any member of the Committee may call a meeting of the Committee. A quorum for a meeting shall be a majority of Committee members. The Committee shall meet in separate sessions, periodically, with management, with internal auditors and with the independent auditor.

ZIMMER HOLDINGS, INC.	2005 PROXY STATEMENT

     35. The Committee shall maintain minutes or other records of its meetings and make reports on its meetings to the Board.

     36. The Committee shall review and reassess the adequacy of this Charter on an annual basis and shall make recommendations to the Board, as conditions dictate, to update this Charter.
     37. The Committee shall annually review its own performance.

Last Reviewed and Revised on December 15, 2004

ZIMMER HOLDINGS, INC.	2005 PROXY STATEMENT

Appendix C

ZIMMER HOLDINGS, INC.

TEAMSHARE STOCK OPTION PLAN

     1. Purpose: The purpose of the Zimmer Holdings, Inc. TeamShare Stock Option Plan (the “Plan”) is to advance the interests of Zimmer Holdings, Inc. and its Subsidiaries and Affiliates by giving substantially all Employees a stake in the Company’s future growth, in the form of stock options, thereby improving such Employees’ long-term incentives and aligning their interests with those of the Company’s shareholders.

     2. Definitions: For purposes of this Plan:

(a) “Affiliate” shall mean any entity in which the Company has an ownership interest of more than 50%.

(b) “Code” shall mean the Internal Revenue Code of 1986, as amended.

(c) “Common Stock” shall mean the Company’s common stock.

(d) “Company” shall mean Zimmer Holdings, Inc.

(e) “Disability” or “Disabled” shall mean qualifying for and receiving payments under a long-term disability pay plan maintained by the Company or any Subsidiary or Affiliate or as required by or available under applicable local law.

(f) “Employee” shall mean any individual employed by the Company or any Subsidiary or Affiliate, excluding leased employees within the meaning of Section 414(n) of the Code and key executives of the Company or any of its Subsidiaries or Affiliates. Employee shall also exclude any person who performs services for the Company if the Company treats the person for tax or labor law purposes as an independent contractor. If such person is subsequently determined to be an employee of the Company by the Internal Revenue Service or any other federal, state or local governmental agency or competent court of authority, such person will become an Employee on the date that this determination is finally adjudicated or otherwise accepted by the Company as long as he or she meets the other requirements of this Section 2(f). Such person shall not, under any circumstances, be treated as an Employee for the period of time during which the Company treated the person as an independent contractor for federal tax purposes even if the determination of the employee status has retroactive effect. In addition, any person who performs services for the Company, regardless of whether such person is an employee or independent contractor, shall not be an Employee for any period of time during which he or she has agreed in writing that he or she is not entitled to participate in the Company’s employee benefit plans.

(g) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(h) “Fair Market Value” shall mean the average of the high and low sale prices of a share of Common Stock on the New York Stock Exchange composite tape on the date of measurement or on any date as determined by the Committee, or if there were no trades on such date, on the day on which a trade occurred next preceding such date.

(i) “Retirement” and “Retire” shall mean termination of the employment of an Employee with the Company or any Subsidiary or Affiliate on or after (i) the Employee’s 65th birthday or (ii) the Employee’s 55th birthday if the Employee has completed 10 years of service with the Company, its Subsidiaries and its Affiliates. For the purposes of this Section 2(i) and all other purposes of this Plan, Retirement shall also mean termination of employment of an Employee with the Company or a Subsidiary or Affiliate for any reason (other than the Employee’s death, disability, resignation, willful misconduct or activity deemed detrimental to the interests of the Company) where, on termination, the Employee’s age plus years of service (rounded up to the next higher whole number) equals at least 70 and the Employee has completed 10 years of service with the Company, its Subsidiaries and its Affiliates and, where applicable, the Employee has executed a general release, a covenant not to compete and/or a covenant not to solicit. For purposes of this Plan, service with Bristol-Myers Squibb and its subsidiaries and affiliates before the Effective Date shall be included as service with the Company.

(j) “Subsidiary” shall mean any corporation which at the time qualifies as a subsidiary of the Company under the definition of “subsidiary corporation” in Section 424 of the Code.

     3. Shares Available for Options: The amount of shares of the Company’s stock which may be issued for options granted under the Plan shall not exceed 13,000,000 shares, subject to adjustment under Section 10 hereof. If and to the extent options granted under the Plan terminate, expire, or are canceled, forfeited, exchanged or surrendered without having been exercised, the shares subject to such options shall again be available for purposes of the Plan. Options granted under Sections 6 and 17 of the Plan shall not count against the foregoing limitation, to the extent provided in Sections 6 and 17. The stock to be issued may be either authorized and unissued shares or issued shares acquired by the Company or its subsidiaries.

ZIMMER HOLDINGS, INC.	2005 PROXY STATEMENT

     4. Administration: The Plan shall be administered under the supervision of the Board of Directors of the Company, which may exercise its powers, to the extent herein provided, through the agency of the Compensation and Management Development Committee (the “Committee”), which shall be appointed by the Board of Directors of the Company and shall consist of not less than two (2) directors who shall serve at the pleasure of the Board. In addition, the Board of Directors or the Committee may delegate in writing any or all of its authority hereunder to one or more other committees or subcommittees, and the initial grants to be made at the time of the spin-off of the Company’s stock from Bristol-Myers Squibb Company may be made by the Compensation and Management Development Committee of the Board of Directors of Bristol-Myers Squibb Company. To the extent that the Board of Directors or a committee administers the Plan, references to the Committee shall mean the Board of Directors or such committee.

     The Committee, from time to time, may adopt rules and regulations for carrying out the provisions and purposes of the Plan and make such other determinations, not inconsistent with the terms of the Plan, as the Committee shall deem appropriate. The interpretation and construction of any provision of the Plan by the Committee shall, unless otherwise determined by the Board of Directors, be final and conclusive.
     The Committee shall maintain a written record of its proceedings. A majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts unanimously approved in writing, shall be the acts of the Committee.
     5. Eligibility: An option may be granted to an Employee who is actively employed with the Company or any Subsidiary or Affiliate on the grant date provided the Employee regularly works or is anticipated to regularly work at least 1,000 hours in a twelve (12) consecutive month period.
     The adoption of this Plan shall not be deemed to give any Employee any right to be granted an option to purchase Common Stock of the Company, except to the extent and upon such terms and conditions as may be determined by the Committee.
     6. Grants as of Effective Date: (a) On the effective date of the Plan, the Company shall assume from Bristol-Myers Squibb Company options granted under the Bristol-Myers Squibb Company TeamShare Stock Option Plan that are in effect immediately before the effective date of this Plan with respect to employees of the Company and its Subsidiaries and Affiliates (the “Prior Options”). Except as described below, the terms of the Bristol-Myers Squibb Company TeamShare Stock Option Plan and the option agreements in effect pursuant to the Bristol-Myers Squibb Company TeamShare Stock Option Plan will continue to govern the Prior Options. However, as a result of the assumption, the Prior Options will be converted into options with respect to the Common Stock of the Company, and the number of shares and the exercise price will be adjusted to reflect the spin-off of the Company from Bristol-Myers Squibb Company. On and after the spin-off date, references in the option and award agreements to Bristol-Myers Squibb will mean the Company. Any shares of the Company’s Common Stock that are subject to options pursuant to the Prior Options will be issued under this Plan but will not be counted against the limitations provided under Section 3 of the Plan. The Committee will administer the Prior Options, as converted into options to purchase Common Stock of the Company.

(b) As an alternative, the Committee may determine, as a result of certain laws, rules or regulations in countries outside the United States, not to have the Company assume certain Prior Options.

     7. Stock Options: Stock options under the Plan shall consist of nonqualified stock options. Each option shall be subject to the following terms and conditions:

(a) Grant of Options. The Committee shall (1) determine the date(s) on which options may be granted, (2) select the Employees to whom options may be granted or offered subject to collective bargaining where required, (3) determine the number of shares to be covered by each option so granted, (4) determine the terms and conditions (not inconsistent with the Plan) of any option granted hereunder (including but not limited to restrictions upon the options, conditions of their exercise, or on the shares of Common Stock issuable upon exercise thereof), and (5) prescribe the form of the instruments necessary or advisable in the administration of options.

(b) Terms and Conditions of Option. Any option granted under the Plan shall be evidenced by a Stock Option Agreement executed by the Company and the optionee, in such form as the Committee shall approve, which agreement shall be subject to the following terms and conditions and shall contain such additional terms and conditions not inconsistent with the Plan. Unless the Optionee rejects such Stock Option Agreement in writing, the Optionee shall be deemed to have accepted the Stock Option Agreement and shall be bound by all of the terms and conditions of the Stock Option Agreement and the Plan.

(1) Number of Shares Subject to an Option. The Stock Option Agreement shall specify the number of shares of Common Stock subject to the Agreement.

ZIMMER HOLDINGS, INC.	2005 PROXY STATEMENT

(2) Option Price. The purchase price per share of Common Stock purchasable under an option will be determined by the Committee but will be not less than the Fair Market Value in U.S. dollars of a share of Common Stock on the date of the grant of the option, except as provided in Section 6, 12 or 17.

(3) Option Period. The period of each option shall be fixed by the Committee, but no option shall be exercisable after the expiration of ten years from the date the option is granted.

(4) Consideration. Each optionee, as consideration for the grant of an option, shall remain in the continuous employ of the Company or of one of its Subsidiaries or Affiliates for at least one year from the date of the granting of such option, and no option shall be exercisable until after the completion of such one year period of employment by the optionee.

(5) Exercise of Option.

(A) An option shall be exercised by delivering notice to the Company or its designee at such address and in such form as shall be designated by the Committee from time to time or pursuant to such other procedures that may be established by the Committee from time to time for the exercise of options.

(B) The Committee shall have the discretion to establish one or more methods, and the accompanying procedures, that an optionee may use to exercise and pay the option exercise price including, without limitation, the designation of the brokerage firm or firms through which exercises shall be effected. At its discretion, the Committee may modify or suspend any method or procedure for the exercise or payment of stock options.

(C) The option exercise price shall be paid in full at the time of exercise, and the Company shall require the optionee to pay the Company at the time of exercise the amount of tax required to be withheld by the Company under applicable foreign, federal, state and local withholding tax laws. This payment may be in paid in U.S. dollars or in any other manner that the Committee in its sole discretion approves including, without limitation, the withholding of shares of Common Stock that would otherwise be distributed; provided, however, in no event may shares of Common Stock be withheld in an amount that exceeds the Company’s minimum applicable withholding tax obligation for federal (including FICA), state, foreign and local tax liabilities with respect to the optionee.

(D) Except as provided in subsections (7), (8), (9), and (10), an optionee must be an Employee at the time of exercise of an option.

(E) Notwithstanding anything in the Plan to the contrary, the Committee may, in its sole discretion, allow the exercise of a lapsed grant if the Committee determines that: (i) the lapse was solely the result of the Company’s inability to execute the exercise of an option award due to conditions beyond the Company’s control and (ii) the optionee made valid and reasonable efforts to exercise the award. In the event the Committee makes such a determination, the Company shall allow the exercise to occur as promptly as possible following its receipt of exercise instructions subsequent to such determination.

(6) Nontransferability of Options. No option granted under the Plan shall be transferable by the optionee otherwise than by will or by the laws of descent and distribution, and such option shall be exercisable, during the optionee’s lifetime, only by the optionee.

(7) Termination. An optionee who terminates employment with the Company or any Subsidiary or Affiliate (other than by Retirement, Disability or death) may exercise the vested portion of such option (as such vesting is set forth in the Stock Option Agreement), until the earlier of three months from the optionee’s termination date or the expiration of the option period set forth therein. In the case of an optionee who terminates employment prior to the full vesting of the award, the unvested portion of the option will lapse unless the Committee has exercised its discretionary authority to accelerate the vesting of all or part of such option.

If an optionee is laid off or granted a leave of absence under a policy of the Company or any Subsidiary or Affiliate, the optionee’s absence from work shall be treated as though the optionee remained in the employ of the Company, Subsidiary or Affiliate, provided that (i) in the case of a leave of absence, the optionee returns to work at the end of the approved period of absence and (ii) in the case of a layoff, the optionee returns to work within twelve months of the date the period of layoff commenced. An optionee who does not return to work as set forth above shall be treated as if the optionee’s employment terminated effective as of (i) the date the optionee was scheduled to return to work, in the case of an approved leave of absence and (ii) the expiration of the twelve month period, in the case of an optionee who is laid off.

ZIMMER HOLDINGS, INC.	2005 PROXY STATEMENT

(8) Retirement. If an optionee shall cease to be employed by the Company on account of Retirement after the optionee has been continuously employed for one year or more after the grant of the option, or as otherwise determined by the Committee, the option shall be exercisable only to the extent that the optionee was otherwise entitled to exercise it at the time of such cessation of employment, unless otherwise determined by the Committee, and the option shall remain exercisable for the remainder of the option period set forth therein.

(9) Disability. An optionee who ceases to be actively employed by reason of Disability shall be treated as though the optionee remained in the employ of the Company or a Subsidiary or Affiliate until the earlier of (i) cessation of payments under a disability pay plan of the Company, Subsidiary or Affiliate, (ii) the optionee’s death, or (iii) the optionee’s 65th birthday.

(10) Death. In the event of the death of the optionee

(A) while in the employ of the Company or of any of its Subsidiaries or Affiliates and provided the optionee shall have been continuously employed for one year after the granting of the option, the option shall be exercisable immediately by the executors, administrators, legatees or distributees of the optionee’s estate, as the case may be, but in no event after the expiration of the option period set forth therein,

(B) while in the employ of the Company or a Subsidiary or Affiliate but before the first anniversary of the grant, the option will immediately lapse,

(C) after Retirement, as defined in Section 2(i), and provided the optionee shall have been continuously employed for one year after the granting of the option, the option shall be exercisable immediately by the executors, administrators, legatees or distributees of the optionee’s estate, as the case may be, but in no event after the expiration of the option period set forth therein,

(D) after termination, but within the three month period indicated in Section 7(b)(7), and provided the optionee shall have been continuously employed for three years after the granting of the option, the option shall be exercisable immediately by the executors, administrators, legatees or distributees of the optionee’s estate, as the case may be, until the earlier of one year from the date of death or the expiration of the option period set forth therein.

In the event any option is exercised by the executors, administrators, legatees or distributees of the estate of a deceased optionee, the Company shall be under no obligation to issue stock thereunder unless and until the Company is satisfied that the person or persons exercising the option are the duly appointed legal representatives of the deceased optionee’s estate or the proper legatees or distributees thereof.

(11) Optionees who become Subject to Section 16 of the Exchange Act. If, subsequent to the grant date, an optionee becomes subject to Section 16 of the Exchange Act, the option and all rights of the optionee thereunder, shall terminate effective as of the day prior to such designation.

     8. Change in Control: In the event of a change in control of the Company prior to the exercise of options granted under this Plan, but after the optionee has completed one year of continuous employment subsequent to the date of the granting of an option, all outstanding options shall become immediately fully vested and exercisable notwithstanding any provisions of the Plan to the contrary.
     In addition, in the event of a change in control of the Company, the Committee may (i) determine that outstanding options shall be assumed by, or replaced with comparable options by, the surviving corporation (or a parent or subsidiary of the surviving corporation) or (ii) take such other actions with respect to outstanding options as the Committee deems appropriate.
     For the purpose of this Plan, a change in control shall be deemed to have occurred on the earlier of the following dates:

The date any entity or person (including a “group” as defined in Section 13(d)(3) of the Exchange Act) shall have become the beneficial owner of, or shall have obtained voting control over, twenty percent (20%) or more of the outstanding common shares of the Company;

(a) The date the shareholders of the Company approve a definitive agreement (i) to merge or consolidate the Company with or into another corporation, in which the Company is not the continuing or surviving corporation or pursuant to which any common shares of the Company would be converted into cash, securities or other property of another corporation, other than a merger of the Company in which holders of common shares immediately prior to the merger have the same proportionate ownership of Common Stock of the surviving corporation immediately after the merger as immediately before, or (ii) to sell or otherwise dispose of substantially all the assets of the Company; or

ZIMMER HOLDINGS, INC.	2005 PROXY STATEMENT

(b) The date there shall have been a change in a majority of the Board of Directors of the Company within a twelve (12) month period beginning after the effective date of the Plan, unless the nomination for election by the Company’s shareholders of each new director was approved by the vote of three-fourths of the directors then still in office who were in office at the beginning of the twelve (12) month period.

     9. Determination of Breach of Conditions: The determination of the Committee as to whether an event has occurred resulting in a forfeiture or a termination or reduction of the Company’s obligations in accordance with the provisions of the Plan shall be conclusive.
     10. Adjustment in the Event of Change in Stock: In the event of changes in the outstanding Common Stock of the Company by reason of stock dividends, recapitalization, mergers, consolidations, stock splits, combinations or exchanges of shares and the like, the aggregate number and class of shares available under the Plan, the number, class and the price of shares subject to outstanding options shall be appropriately adjusted by the Committee, whose determination shall be conclusive.
     11. Taxes: In connection with the transfer of shares of Common Stock to an optionee (or at such earlier date as may be required by local law), the Company may require the optionee to pay the amount required by any applicable governmental entity to be withheld or otherwise deducted and paid with respect to such transfer. Subject to Section 12 hereof, an optionee shall satisfy the obligation to pay withholding tax by providing the Company with funds (in U.S. dollars) sufficient to enable the Company to pay such Withholding Tax, or at the Company’s discretion, the Company may retain or accept upon delivery thereof by the optionee shares of Common Stock sufficient in value to cover the amount of such withholding tax; provided that shares may not be withheld in excess of the Company’s minimum applicable withholding tax for federal (including FICA), state, foreign and local tax liabilities with respect to the optionee.
     12. Employees Based Outside of the United States: Notwithstanding any provision of the Plan to the contrary, in order to foster and promote achievement of the purposes of the Plan or to comply with provisions of laws in other countries in which the Company, its Affiliates and its Subsidiaries operate or have Employees, the Committee, in its sole discretion, shall have the power and authority to (i) determine which Employees employed outside the United States are eligible to participate in the Plan, (ii) modify the terms and conditions of any options granted to Employees who are employed outside the United States, (iii) establish subplans, modified option exercise procedures and other terms and procedures to the extent such actions may be necessary or advisable, and (iv) grant to Employees employed in countries wherein the granting of stock options is impossible or impracticable, as determined by the Committee, stock appreciation rights with terms and conditions that, to the fullest extent possible, are substantially identical to the stock options granted hereunder. In addition, the Committee may grant such stock appreciation rights to individuals who provide services to the Company and who otherwise would be characterized as employees, but who are not permitted to be Employees of the Company pursuant to local laws of the country wherein the workers are employed.
     13. Amendment of the Plan: The Board of Directors may amend or suspend the Plan at any time and from time to time. No such amendment of the Plan may, however, without the written consent of the optionee, alter or impair any option.
     14. Miscellaneous: By accepting any benefits under the Plan, each optionee and each person claiming under or through such optionee shall be conclusively deemed to have indicated acceptance and ratification of, and consent to, any action taken or made to be taken or made under the Plan by the Company, the Board, the Committee or any other committee appointed by the Board. No participant or any person claiming under or through him or her shall have any right or interest, whether vested or otherwise, in the Plan or in any option thereunder, contingent or otherwise, unless and until all of the terms, conditions and provisions of the Plan and the Agreement that affect such participant or such other person shall have been complied with. Nothing contained in the Plan or in any Agreement shall require the Company to segregate or earmark any cash or other property. Neither the adoption of the Plan nor its operation shall in any way affect the rights and powers of the Company or any of its Subsidiaries or Affiliates to dismiss and/or discharge any Employee at any time.
     15. Conditions: The Company shall not be required to issue or deliver any certificate or certificates for shares of Common Stock purchased upon the exercise of any option granted under the Plan prior to (i) the admission of such shares to listing on any stock exchange on which the stock may then be listed, (ii) the completion of any registration or other qualification of such shares under any state or federal law or rulings or regulations of any governmental regulatory body, (iii) the obtaining of any consent or approval or other clearance from any governmental agency, which the Company shall, in its sole discretion, determine to be necessary or advisable, and (iv) the payment to the Company, upon its demand, of any amount requested by the Company for the purpose of satisfying its liability, if any, to withhold federal, state or local income or earnings tax or any other applicable tax or assessment (plus interest or penalties thereon, if any caused by a delay in making such payment) incurred by reason of the exercise of any option granted under the Plan or the transfer of shares thereupon.
     16. Term of the Plan: The Plan shall become effective as of August 6, 2001 by action of the Board of Directors. The Plan shall terminate on December 31, 2010, or at such earlier date as may be determined by the Board of Directors. Termination of the Plan, however, shall not affect the rights of optionees under options theretofore granted to them, and all unexpired options shall continue in force and operation after termination of the Plan except as they may lapse or be terminated by their own terms and conditions.

ZIMMER HOLDINGS, INC.	2005 PROXY STATEMENT

     17. Grants in Connection with Corporate Transactions and Otherwise: Nothing contained in this Plan shall be construed to (i) limit the right of the Committee to make grants under this Plan in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business or assets of any corporation, firm or association, including grants to employees thereof who become employees of the Company, or for other proper corporate purposes, or (ii) limit the right of the Company to grant options or make other awards outside of this Plan. Without limiting the foregoing, the Committee may make a grant to an employee of another corporation who becomes an employee of the Company by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization or liquidation involving the Company in substitution for an option or award granted by such corporation. The terms and conditions of the substitute grants may vary from the terms and conditions required by the Plan and from those of the substituted stock incentives. The Committee shall prescribe the provisions of the substitute grants. Any options that are converted into Company options as a result of a merger or acquisition will not count against the limitations provided under Section 3.

     18. Governing Law: This Plan, and the validity and construction of any options granted hereunder, shall be governed by the laws of the State of Indiana.
     19. Repricing of Options: Nothing in this Plan shall permit the repricing of any outstanding options other than (a) with the prior approval of the Company’s stockholders, or (b) pursuant to Section 10. The foregoing restriction shall also apply to any other transaction which would be treated as a repricing of outstanding options under generally accepted accounting principles.

ZIMMER HOLDINGS, INC.	YOUR VOTE IS IMPORTANT VOTE BY INTERNET / TELEPHONE 24 HOURS A DAY, 7 DAYS A WEEK

INTERNET	TELEPHONE	MAIL

https://www.proxyvotenow.com/zmh	1-866-213-0690

• Go to the website address listed above.	OR	• Use any touch-tone telephone.	OR	• Mark, sign and date your proxy card.
• Have your proxy card ready.		• Have your proxy card ready.		• Detach your proxy card.
• Follow the simple instructions that appear on your computer screen.		• Follow the simple recorded instructions.		• Return your proxy card in the postage-paid envelope provided.

1-866-213-0690
CALL TOLL-FREE TO VOTE

☐	▼ DETACH PROXY CARD HERE IF YOU ARE NOT VOTING BY TELEPHONE OR INTERNET ▼

Please Sign, Date and Return the Proxy Card Promptly	☒
Using the Enclosed Envelope.	Votes must be indicated (x) in Black or Blue ink.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2 & 3 AND “AGAINST” PROPOSAL 4.

1. Election of Director: J. Raymond Elliott

BOARD RECOMMENDS				BOARD RECOMMENDS	FOR	AGAINST	ABSTAIN

		2.	Amendment to Zimmer Holdings, Inc. TeamShare Stock Option Plan	FOR	☐	☐	☐

FOR	WITHHOLD	3.	Auditor Ratification	FOR	☐	☐	☐

☐	☐	4.	Stockholder Proposal Relating to Auditor Independence	AGAINST	☐	☐	☐

			To change your address, please mark this box and hand-write address correction on card.				☐

		The shares represented by this proxy will be voted as directed by the stockholder. Where no direction is given when the duly executed proxy is voted, such shares will be voted FOR Items 1, 2 & 3 and AGAINST Item 4.

SCAN LINE

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.
	Date Share Owner sign here	Co-Owner sign here

4810

ZIMMER HOLDINGS, INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      The undersigned hereby appoints J. Raymond Elliott, Sam R. Leno and David C. Dvorak, and each of them, proxies, with full power of substitution in each of them, for and on behalf of the undersigned to vote as proxies, as directed and permitted herein, at the Annual Meeting of Stockholders of the company to be held at The New York Palace Hotel, 455 Madison Avenue, New York, New York on Monday, May 2, 2005, at 9:00 a.m., and at any adjournments thereof upon matters set forth in the Proxy Statement and, in their judgment and discretion, upon such other business as may properly come before the meeting.

ANNUAL MEETING OF STOCKHOLDERS MAY 2, 2005

     When properly executed, your proxy will be voted as you indicate, or where no contrary indication is made, will be voted FOR Proposals 1, 2 and 3 and AGAINST Proposal 4. The full text of the proposals and position of the Board of Directors on each appears in the Proxy Statement and should be reviewed prior to voting.

IMPORTANT: YOUR VOTE IS IMPORTANT. PLEASE VOTE YOUR SHARES TODAY.

For participants in the Zimmer Holdings, Inc. Employee Stock Purchase Plan, Zimmer Holdings, Inc. Savings and Investment Program or the Zimmer Puerto Rico Savings and Investment Program.

The Trustee will vote the shares credited to your account in accordance with the specifications that you indicate on the reverse. If you sign and return the form, but do not indicate your voting specifications, the Trustee will vote as recommended by the Board of Directors. The Trustee will vote the shares for which no form has been returned in the same proportion as those shares for which it received voting specifications. The Trustee will exercise its discretion in voting on any other matter that may be presented for a vote at the meeting and at adjournments or postponements.
ZIMMER HOLDINGS, INC. P.O. BOX 11055 NEW YORK, N.Y. 10203-0055

Continued on the reverse side.